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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 ISLANDS BANCORP

                          ISLANDS COMMUNITY BANK, N.A.

                                 AMERIS BANCORP

                                       AND

                            AMERICAN BANKING COMPANY



                              AS OF AUGUST 15, 2006


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

                                TABLE OF CONTENTS
                                -----------------
                                                                         PAGE
                                                                         ----
ARTICLE 1.  TERMS OF MERGERS AND CLOSING

    SECTION 1.1    Terms of Company Merger                                  1
    SECTION 1.2    Terms of Bank Merger                                     1
    SECTION 1.3    Time and Place of Closing                                2
    SECTION 1.4    Effective Time                                           2

ARTICLE 2.  ARTICLES; BY-LAWS; MANAGEMENT

    SECTION 2.1    Company Merger                                           2
    SECTION 2.2    Bank Merger                                              2

ARTICLE 3.  MANNER OF CONVERTING AND EXCHANGING SHARES IN THE
            COMPANY MERGER

    SECTION 3.1    Conversion of Shares                                     3
    SECTION 3.2    Exchange of Shares                                       6
    SECTION 3.3    Shares Held by Target or Purchaser                       6
    SECTION 3.4    Rights of Former Target Shareholders                     7
    SECTION 3.5    Treatment of Stock Options                               7
    SECTION 3.6    Treatment of Warrants                                    7

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF TARGET AND
            TARGET BANK

    SECTION 4.1    Organization, Standing and Power                         8
    SECTION 4.2    Authority; No Breach                                     9
    SECTION 4.3    Capital Stock                                           10
    SECTION 4.4    Target Subsidiary                                       10
    SECTION 4.5    Financial Statements                                    10
    SECTION 4.6    Absence of Undisclosed Liabilities                      11
    SECTION 4.7    Absence of Certain Changes or Events                    11
    SECTION 4.8    Tax Matters                                             11
    SECTION 4.9    Target Allowance for Possible Loan Losses               12
    SECTION 4.10   Assets                                                  13
    SECTION 4.11   Environmental Matters                                   13
    SECTION 4.12   Compliance with Laws                                    14
    SECTION 4.13   Labor Relations                                         16
    SECTION 4.14   Employee Benefit Plans                                  16
    SECTION 4.15   Material Contracts                                      18
    SECTION 4.16   Legal Proceedings                                       19
    SECTION 4.17   Reports                                                 19
    SECTION 4.18   Statements True and Correct                             19
    SECTION 4.19   Tax and Regulatory Matters                              20


                                        i

    SECTION 4.20   Intellectual Property                                   20
    SECTION 4.21   Charter Provisions                                      21
    SECTION 4.22   State Takeover Laws                                     21
    SECTION 4.23   Derivatives                                             21
    SECTION 4.24   Community Reinvestment Act                              21
    SECTION 4.25   Privacy of Customer Information                         21
    SECTION 4.26   Technology Systems                                      21
    SECTION 4.27   Opinion of Financial Advisor                            22
    SECTION 4.28   Board Recommendation                                    22

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER

    SECTION 5.1    Organization, Standing and Power                        22
    SECTION 5.2    Authority; No Breach                                    23
    SECTION 5.3    Capital Stock                                           23
    SECTION 5.4    Purchaser Subsidiaries                                  24
    SECTION 5.5    Financial Statements                                    25
    SECTION 5.6    Absence of Undisclosed Liabilities                      25
    SECTION 5.7    Absence of Certain Changes or Events                    25
    SECTION 5.8    Tax Matters                                             26
    SECTION 5.9    Purchaser Allowance for Possible Loan Losses            26
    SECTION 5.10   Assets                                                  26
    SECTION 5.11   Environmental Matters                                   27
    SECTION 5.12   Compliance with Laws                                    28
    SECTION 5.13   Labor Relations                                         29
    SECTION 5.14   Employee Benefit Plans                                  32
    SECTION 5.15   Legal Proceedings                                       32
    SECTION 5.16   Reports                                                 32
    SECTION 5.17   Statements True and Correct                            332
    SECTION 5.18   Tax and Regulatory Matters                              33
    SECTION 5.19   Charter Provisions                                      33
    SECTION 5.20   Community Reinvestment Act                              33

ARTICLE 6.  CONDUCT OF BUSINESS PENDING CONSUMMATION

    SECTION 6.1    Affirmative Covenants of Target                         33
    SECTION 6.2    Negative Covenants of Target                            34
    SECTION 6.3    Affirmative Covenants of Purchaser                      36
    SECTION 6.4    Adverse Changes in Condition                            36
    SECTION 6.5    Reporting Requirements                                  36

ARTICLE 7.  ADDITIONAL AGREEMENTS

    SECTION 7.1    Registration Statement; Proxy Statement; Shareholder    37
                   Approval
    SECTION 7.2    Listing                                                 37
    SECTION 7.3    Applications                                            37

    SECTION 7.4    Filings with State Offices                              37
    SECTION 7.5    Agreement as to Efforts to Consummate                   37
    SECTION 7.6    Investigation and Confidentiality                       38
    SECTION 7.7    Press Releases                                          39
    SECTION 7.8    No Solicitation                                         39
    SECTION 7.9    Tax Treatment                                           41
    SECTION 7.10   Agreement of Affiliates                                 41
    SECTION 7.11   Employee Benefits and Contracts                         41
    SECTION 7.12   Large Deposits                                          42
    SECTION 7.13   Indemnification Against Certain Liabilities             42
    SECTION 7.14   Voting Agreement                                        42
    SECTION 7.15   Cooperation; Attendance at Board Meetings               42
    SECTION 7.16   Section 16 Matters                                      43
    SECTION 7.17   Local Advisory Board                                    43

ARTICLE 8.  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

    SECTION 8.1    Conditions to Obligations of Each Party                 43
    SECTION 8.2    Conditions to Obligations of Purchaser                  44
    SECTION 8.3    Conditions to Obligations of Target                     46

ARTICLE 9.  TERMINATION

    SECTION 9.1    Termination                                             47
    SECTION 9.2    Effect of Termination                                   48

ARTICLE 10. MISCELLANEOUS

    SECTION 10.1   Definitions                                             49
    SECTION 10.2   Expenses; Effect of Certain Terminations                58
    SECTION 10.3   Brokers and Finders                                     58
    SECTION 10.4   Entire Agreement                                        58
    SECTION 10.5   Amendments                                              59
    SECTION 10.6   Waivers                                                 59
    SECTION 10.7   Assignment                                              59
    SECTION 10.8   Notices                                                 60
    SECTION 10.9   Governing Law                                           60
    SECTION 10.10  Counterparts                                            60
    SECTION 10.11  Interpretation                                          61
    SECTION 10.12  Enforcement of Agreement                                61
    SECTION 10.13  Severability                                            61
    SECTION 10.14  Survival                                                61
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                                       iii

LIST OF EXHIBITS

EXHIBIT NUMBER   DESCRIPTION
--------------   -----------

     1.2         Bank Merger Agreement
     3.5(a)      List of Option Holders
     3.6(a)      List of Warrant Holders
     3.6(b)      Form of letter from Warrant Holders
     7.10        Form of Affiliate Agreement
     7.14        Form of Shareholder Voting Agreement
     8.2(d)      Matters as to which Target counsel will opine
     8.2(f)      Form of Non-Competition and Non-Disclosure Agreement
     8.3(d)      Matters as to which Purchaser counsel will opine

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of August 15, 2006, by and among ISLANDS BANCORP ("Target"), a South Carolina corporation, and ISLANDS COMMUNITY BANK, N.A. ("Target Bank"), a national banking association, on the one hand, and AMERIS BANCORP ("Purchaser"), a Georgia corporation, and AMERICAN BANKING COMPANY ("Purchaser Bank"), a Georgia state-chartered bank, on the other hand. Certain terms used in this Agreement are defined in Section 10.1 hereof.

                                    PREAMBLE
                                    --------

     The Boards of Directors of Target, Purchaser, Target Bank and Purchaser Bank are of the opinion that the transactions described herein are in the best interests of the respective Parties and their shareholders. This Agreement provides for (i) the merger of Target Bank with and into Purchaser Bank (the "Bank Merger") and (ii) the combination of Target with Purchaser pursuant to the merger of Target with and into Purchaser, as a result of which the outstanding shares of the capital stock of Target shall be converted into the right to receive cash and shares of the common stock of Purchaser and the shareholders of Target (other than those shareholders, if any, who exchange their shares solely for cash) shall become shareholders of Purchaser (the "Company Merger" and, together with the Bank Merger, the "Mergers"). The transactions described in this Agreement are subject to the approvals of the shareholders of Target, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Company Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1.

                          TERMS OF MERGERS AND CLOSING
                          ----------------------------

     SECTION  1.1     TERMS  OF  COMPANY  MERGER.  Subject  to  the  terms  and
                      --------------------------
conditions of this Agreement, at the Effective Time, Target shall be merged with and into Purchaser in accordance with the provisions of Section 14-2-1107 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC. Purchaser shall be the Surviving Corporation resulting from the Company Merger and shall continue to be governed by the Laws of the State of Georgia. The Company Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Target and Purchaser.

     SECTION  1.2     TERMS OF BANK MERGER. Concurrent with  the consummation of
                      --------------------
the Company Merger, Target Bank shall be merged with and into Purchaser Bank in accordance with the Financial Institutions Code of Georgia pursuant to the terms and conditions of the Bank Plan of Merger and Merger Agreement attached hereto as Exhibit 1.2 (the "Bank Merger
    ------------

Agreement"). Target shall vote the shares of Target Bank in favor of the Bank Merger Agreement and the Bank Merger.

     SECTION 1.3     TIME AND PLACE OF CLOSING.  The Closing shall take place at
                     -------------------------
10:00 a.m. on the date that the Effective Time occurs or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree (the "Closing Date"). The Closing shall be held at such location as may be mutually agreed upon by the Parties or may be conducted by mail or facsimile as may be mutually agreed upon by the Parties.

     SECTION  1.4     EFFECTIVE TIME.  The Company Merger shall become effective
                      --------------
on the date and at the time specified in the Georgia Articles of Merger reflecting the Company Merger to be filed with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer or chief financial officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within thirty (30) days after the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Company Merger and (ii) the date on which the shareholders of Target approve this Agreement to the extent such approval is required by applicable Law. The Bank Merger Agreement shall become effective at the date and time specified therein.

                                   ARTICLE 2.

                          ARTICLES; BY-LAWS; MANAGEMENT
                          -----------------------------

     SECTION  2.1     COMPANY MERGER.  The Articles of Incorporation and By-Laws
                      --------------
of Purchaser, as in effect immediately prior to the Effective Time, shall remain unchanged by reason of the Company Merger and shall be the Articles of Incorporation and By-Laws of Purchaser as the Surviving Corporation. The directors and officers of Purchaser at the Effective Time shall be the directors and officers of Purchaser as the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time. At the Effective Time, the shares of Target Common Stock shall be converted as set forth in
Article  3.

     SECTION  2.2     BANK  MERGER.
                      ------------

     (a) The Articles of Incorporation and By-Laws of Purchaser Bank, as in effect immediately prior to the effective time of the Bank Merger, shall remain unchanged by reason of the Bank Merger and shall be the Articles of Incorporation and By-Laws of Purchaser Bank as the surviving entity in the Bank Merger. The directors and officers of Purchaser Bank at the effective time of the Bank Merger shall be the directors and officers of Purchaser Bank as the surviving entity in the Bank Merger until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Subject to the provisions of Section 2.2(b) hereof, at the effective time of the Bank Merger and by virtue thereof, (i) all shares of capital stock of Target Bank shall be canceled and (ii) the shares of capital stock of Purchaser Bank, as the surviving entity in the Bank Merger, issued and outstanding immediately prior to such effective time shall continue to be issued and outstanding, and no additional shares shall be issued as a result of the Bank Merger.

     (b) The Parties agree that, notwithstanding any provision hereof to the contrary, upon the request of Purchaser, the method of effecting the Bank Merger may be changed to provide for the merger of Target Bank with and into a Purchaser Subsidiary other than Purchaser Bank, and the Target Companies shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the Bank Merger and does not substantively affect this Agreement or the rights and obligations of the Parties or their respective shareholders hereunder); provided, however, that any actions taken pursuant to this Section
             --------   -------
2.2(b) shall not (i) alter or change the kind or amount of consideration to be issued to holders of Outstanding Target Shares, the Option Holders or the Warrant Holders as provided for in this Agreement; (ii) adversely affect the tax consequences of the Company Merger to the holders of Outstanding Target Shares;
(iii) Materially delay the receipt of the Consent of any Regulatory Authority required pursuant to Section 8.1(b) hereof; or (iv) otherwise cause any condition to Closing set forth herein not to be capable of being fulfilled (unless duly waived by the Party entitled to the benefits thereof).

                                   ARTICLE 3.

           MANNER OF CONVERTING AND EXCHANGING SHARES IN THE COMPANY
           ---------------------------------------------------------
                                     MERGER
                                     ------

     SECTION  3.1     CONVERSION  OF  SHARES.  Subject to the provisions of this
                      ----------------------
Article 3, at the Effective Time, by virtue of the Company Merger and without any action on the part of the holders thereof, the shares of Purchaser Common Stock and Target Common Stock issued and outstanding immediately prior to the Effective Time shall be converted as follows:

     (a) Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) At the Effective Time, each share of Target Common Stock (including any shares currently subject to options or warrants which are exercised prior to the Effective Time) outstanding immediately prior to the Effective Time, other than (i) shares with respect to which the holders thereof, prior to the Effective Time, met the requirements of, and perfected their dissenters' rights under, Chapter 13 of the SCCA with respect to shareholders dissenting from the Company Merger (the "Dissenting Shares"), and (ii) shares held by Target or by Purchaser or the Purchaser Subsidiaries, in each case other than in a fiduciary capacity (each an "Outstanding Target Share" and, collectively, the "Outstanding Target Shares"), shall automatically be converted at the Effective Time into the right to receive cash and shares of Purchaser Common Stock, plus cash in lieu of fractional shares pursuant to Section 3.1(i) below, as set forth in this Section
3.1. Subject to the remaining provisions of this Section 3.1, each Target shareholder who does not dissent may elect to have each Outstanding Target Share held by such Target Shareholder converted into (i) cash in the amount of the Target Stock Price (the "Cash

Consideration") or (ii) a number of shares of Purchaser Common Stock (the "Stock Consideration") equal to the Target Stock Price divided by the Average Market Price.

     (c) Purchaser and Target shall each use its commercially reasonable efforts to mail to each holder of shares of Target Common Stock outstanding on the record date fixed for the Shareholders' Meeting (the "Record Date") a form ("Form of Election") designed for the purpose of allowing the shareholder to elect, subject to the proration and election procedures set forth in this
Section 3.1, whether to receive (i) the Cash Consideration for all of his or her Outstanding Target Shares (a "Cash Election"), (ii) the Stock Consideration for all of his or her Outstanding Target Shares (a "Stock Election"), or (iii) the Cash Consideration and the Stock Consideration for his or her Outstanding Target Shares in the relative proportions specified by such Target shareholder (a "Combination Election"). Target shareholders who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that
                                --------
each such Form of Election covers all the shares of Target Common Stock held by each such Representative for a particular beneficial owner. A Form of Election must be received by the Exchange Agent no later than by the close of business five (5) days prior to the Effective Time (the "Election Deadline") in order to be effective. All elections shall be irrevocable.

     (d) Prior to the Effective Time, Purchaser shall select a bank or trust company reasonably acceptable to Target to act as exchange agent (the "Exchange Agent") to effectuate the delivery of the Cash Consideration and the Stock Consideration to holders of Target Common Stock. Elections shall be made by holders of Target Common Stock by mailing, faxing or otherwise delivering to the Exchange Agent a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent. Purchaser shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election. The decision of Purchaser (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Purchaser nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election; provided, however, that Purchaser (or the Exchange Agent) shall use its
--------   -------
reasonable best efforts to notify holders of Target Common Stock of any such defect.

     (e) A holder of Target Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Stock Election to receive the Stock Consideration for each of his or her Outstanding Target Shares (a "Default Stock Election"). If Purchaser or the Exchange Agent shall determine, in its sole discretion, that any purported Cash Election, Stock Election or Combination Election was not properly made, such purported election shall be deemed to be of no force and effect, and the Target shareholder making such purported election shall for purposes hereof be deemed to have made a Default Stock Election.

     (f) All shares of Target Common Stock which are subject to Cash Elections or the cash portion of Combination Elections are referred to herein as "Cash Election Shares." All shares of Target Common Stock which are subject to Stock Elections (including Default Stock Elections) or the stock portion of Combination Elections are referred to herein as "Stock Election

Shares." The sum of the number of Dissenting Shares and the number of Cash Election Shares shall not be greater than 25% of the sum of the Outstanding Target Shares and the number of Dissenting Shares (the "Maximum Cash Election Number"). The number of Stock Election Shares shall not be greater than 75% of the number of Outstanding Target Shares (the "Maximum Stock Election Number").

     (g) If, after the results of the Forms of Election are calculated, the number of Stock Election Shares exceeds the Maximum Stock Election Number, then the Exchange Agent shall determine the number of Stock Election Shares which must be redesignated as Cash Election Shares, and all Target shareholders who have made a Default Stock Election shall, on a pro rata basis, have such number of their Stock Election Shares redesignated as Cash Election Shares so that the Maximum Stock Election Number is achieved. If, after redesignating to Cash Election Shares all shares for which a Default Stock Election was made, the Maximum Stock Election Number is not achieved, then the Exchange Agent shall determine the additional number of Stock Election Shares which must be redesignated as Cash Election Shares, and all Target shareholders who have Stock Election Shares shall, on a pro rata basis, have such number of their Stock
Election Shares redesignated as Cash Election Shares so that the Maximum Stock Election Number is achieved. If, after the results of the Forms of Election are calculated, the number of Cash Election Shares exceeds the Maximum Cash Election Number, then the Exchange Agent shall determine the number of Cash Election Shares which must be redesignated as Stock Election Shares, and all Target Shareholders who have Cash Election Shares shall, on a pro rata basis, have such number of their Cash Election Shares redesignated as Stock Election Shares so that the Maximum Cash Election Number is achieved. Purchaser or the Exchange Agent shall make all computations contemplated by this Section 3.1, and all such computations shall be conclusive and binding on the holders of Target Common Stock.

     (h) After the redesignation procedure set forth in Section 3.1(g) above is completed, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration. Such certificates previously evidencing shares of Target Common Stock ("Old Certificates") shall be exchanged for (i) certificates evidencing the Stock Consideration or (ii) the Cash Consideration, multiplied in each case by the number of shares previously evidenced by the canceled certificate, upon the surrender of such certificates in accordance with the provisions of Section 3.2 hereof, without interest. Notwithstanding the foregoing, however, no fractional shares of Purchaser Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 3.1(i) below.

     (i) Notwithstanding any other provision of this Agreement, each holder of Outstanding Target Shares exchanged pursuant to the Company Merger who would otherwise have been entitled to receive a fraction of a share of Purchaser Common Stock as Stock Consideration (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Purchaser
Common Stock multiplied by the Average Market Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     (j) Each share of the Target Common Stock that is not an Outstanding Target Share as of the Effective Time shall be cancelled without consideration therefor.

     (k) No Dissenting Shares shall be converted in the Company Merger. All such shares shall be cancelled and the holders thereof shall thereafter have only such rights as are granted to dissenting shareholders under Chapter 13 of the SCCA; provided, however, that if any such shareholder fails to perfect his
            --------  -------
or her rights as a dissenting shareholder with respect to his or her Dissenting Shares in accordance with Chapter 13 of the SCCA, such shares held by such shareholder shall, upon the happening of that event, be treated the same as all other holders of Target Common Stock who at the Effective Time held Outstanding Target Shares.

     SECTION  3.2     EXCHANGE OF SHARES.  Target shall send or cause to be sent
                      ------------------
to each holder of Outstanding Target Shares as of the Record Date a form of letter of transmittal (the "Letter of Transmittal") for use in exchanging Old Certificates for cash and certificates representing Purchaser Common Stock which shall be deposited with the Exchange Agent by Purchaser as of the Effective Time. The Letter of Transmittal shall be mailed within ten (10) business days following the date of the Shareholders' Meeting. The Letter of Transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of the Cash Consideration and certificates evidencing the Stock Consideration, which shall be deposited with the Exchange Agent by Purchaser as of the Effective Time. If any certificates for shares of Purchaser Common Stock are to be issued in a name other than that for which an Old Certificate surrendered or exchanged is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. Unless and until Old Certificates or evidence that such certificates have been lost, stolen or destroyed (accompanied by such security or indemnity as shall be requested by Purchaser) are presented to the Exchange Agent, the holder thereof shall not be entitled to receive the consideration to be paid in exchange therefor pursuant to the Company Merger or any dividends payable on any Purchaser Common Stock to which he or she is entitled or to exercise any rights as a shareholder of Purchaser Common Stock, except as provided in Section 3.5 below. Subject to applicable Law and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property Laws, upon surrender of his or her Old Certificates, the holder thereof shall be paid the consideration to which he or she is entitled. All such property, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered Old Certificates and unclaimed at the end of one (1) year from the Effective Time, shall at such time be paid or redelivered by the Exchange Agent to Purchaser, and after such time any holder of an Old Certificate who has not surrendered such certificate shall, subject to applicable Laws and to the extent that the same has not yet been paid to a public official pursuant to applicable abandoned property Laws, look as a general creditor only to Purchaser for payment or delivery of such property. In no event will any holder of Target Common Stock exchanged in the Company Merger be entitled to receive any interest on any amounts held by the Exchange Agent or Purchaser.

     SECTION  3.3     SHARES HELD BY TARGET OR PURCHASER.  Each of the shares of
                      ----------------------------------
Target Common Stock held by any Target Company or by any Purchaser Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     SECTION  3.4     RIGHTS  OF  FORMER  TARGET SHAREHOLDERS.  At the Effective
                      ---------------------------------------
Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time, and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2 of this Agreement, each Old Certificate (other than shares to be canceled pursuant to Section 3.1(j) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of Target shall be entitled to vote after the Effective Time at any meeting of shareholders of Purchaser the number of whole shares of Purchaser Common Stock into which their respective shares of Target Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Target Common Stock for certificates representing Purchaser Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Purchaser on the Purchaser Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Purchaser Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Target Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such Target Common Stock certificate, the Purchaser Common Stock certificate (together with all such undelivered dividends or other distributions without interest), the Cash Consideration (without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     SECTION  3.5     TREATMENT  OF  STOCK  OPTIONS.  The  name  of  each holder
                      -----------------------------
("Option Holder") of an option to purchase shares of Target Common Stock issued by Target ("Target Option") and the number of Target Options owned by such Option Holder is set forth on Exhibit 3.5(a) hereto. Each Target Option shall
                                --------------
be cancelled upon consummation of the Company Merger, and all rights in respect thereof will cease to exist, in consideration of the automatic conversion at the Effective Time of such Target Option into the right to receive, on the Closing Date, cash in an amount equal to (i) the aggregate number of Option Shares for which such Target Option could have been exercised immediately prior to the Effective Time (whether or not such Target Option is then exercisable), multiplied by (ii) the difference between (A) the Target Stock Price and (B) the exercise price for each Option Share subject to such Target Option.

     SECTION  3.6     TREATMENT  OF WARRANTS.  The name of each holder ("Warrant
                      ----------------------
Holder") of a warrant to purchase shares of Target Common Stock issued by Target ("Target Warrant") and the number of Target Warrants owned by such Warrant Holder is set forth on Exhibit 3.6(a) hereto. At the election of the Warrant
                          --------------
Holder, the entirety of each Target Warrant held by such Warrant Holder shall be converted at the Effective Time into the right to receive, on the Closing Date, either (a) cash in an amount equal to (i) the aggregate number of Warrant Shares for which such Target Warrant could have been exercised immediately prior to the Effective Time (whether or not such Target Warrant is then exercisable), multiplied by (ii) the difference between (A) the Target Stock Price and (B) the exercise price for each Warrant Share subject to such Target Warrant, or (b) a number of shares of Purchaser Common Stock equal to (i) the aggregate number of Warrant Shares for which such Target Warrant could have been exercised immediately prior to the Effective Time (whether or not such Target Warrant is then exercisable), multiplied by (ii) the quotient obtained by dividing (A) the difference between (1) the Target Stock Price and (2) the exercise price for each Warrant Share subject to such Target Warrant, by (B) the Average Market Price. Such election shall be made by the Warrant Holder's delivery to Target of an election notice in the form set forth in Exhibit A to
Exhibit 3.6(b) hereto prior to the Election Deadline.  A Warrant Holder who does
--------------
not deliver such an election notice to Target by the Election Deadline shall receive cash in respect of 50% of the Warrant Shares issuable upon the exercise of such Warrant Holder's Target Warrant and Purchaser Common Stock in respect of the remaining 50% of such Warrant Shares, in each case in an amount determined in accordance with the second sentence of this Section 3.6. Target has previously delivered to Purchaser a letter agreement in the form set forth in
Exhibit  3.6(b)  with  each Warrant Holder pursuant to which each Warrant Holder
---------------
has  consented  to  the  provisions  of  this  Section  3.6.

                                   ARTICLE 4.

            REPRESENTATIONS AND WARRANTIES OF TARGET AND TARGET BANK
            --------------------------------------------------------

     Target and Target Bank hereby, jointly and severally, represent and warrant to Purchaser as follows:

     SECTION  4.1     ORGANIZATION,  STANDING  AND  POWER.
                      -----------------------------------

     (a) Target is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina, and is duly registered as a bank holding company under the BHC Act. Target has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Target is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (b) Target Bank is a national bank duly organized, validly existing, and in good standing under the Laws of the United States of America, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Target Bank is duly qualified or licensed to transact business and in good standing in the jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it. The minute books and other organizational documents and corporate records for

Target Bank have been made available to Purchaser for its review and are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect in all Material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     SECTION  4.2     AUTHORITY;  NO  BREACH.
                      ----------------------

     (a) Each of Target and the Target Bank has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Bank Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated herein and therein, including the Mergers, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Target and Target Bank, subject to the approval of this Agreement by the holders of the outstanding Target Common Stock and by Target, as the sole shareholder of Target Bank. Subject to such requisite shareholder approval, this Agreement and the Bank Merger Agreement represent legal, valid and binding obligations of Target and Target Bank, as the case may be, enforceable against them in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) With respect to each of Target and Target Bank, neither the execution and delivery of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Association or its By-Laws, or (ii) constitute or result in a Default or loss of benefit under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Target Company under, any Contract or Permit of any Target Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, or (iii) subject to receipt of the requisite approvals referred to in
Section 8.1(b) of this Agreement, violate any Law or Order applicable to any Target Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Target or Target Bank of the Mergers and the other transactions contemplated in this Agreement.

     SECTION 4.3     Capital Stock.
                     -------------

     (a) The authorized capital stock of Target consists of (i) 10,000,000 shares of Target Common Stock, of which 740,260 shares are issued and outstanding as of the date of this Agreement, and (ii) 2,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable under the SCCA. None of the outstanding shares of capital stock of Target has been issued in violation of any preemptive rights of the current or past shareholders of Target.

     (b) The authorized capital stock of Target Bank consists of 600,000 shares of common stock, $5.00 par value per share. All of the issued and outstanding shares of capital stock of Target Bank are duly and validly issued and outstanding and are fully paid and nonassessable (except for assessment pursuant to 12 U.S.C. Sec.55). None of the outstanding shares of capital stock of Target Bank has been issued in violation of any preemptive rights of the current or past shareholders of Target Bank.

     (c) Except as set forth in Sections 4.3(a) and (b) of this Agreement, there are no shares of capital stock or other equity securities of Target or Target Bank outstanding and, except as set forth in Exhibit 3.5(a) and Exhibit
                                                      --------------     -------
3.6(a),  there  are no outstanding options, warrants, scrip, rights to subscribe
------
to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Target or Target Bank or contracts, commitments, understandings or arrangements by which Target or Target Bank is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     SECTION  4.4     TARGET  SUBSIDIARY.  Target Bank is the only Subsidiary of
                      ------------------
Target, and Target owns all of the issued and outstanding shares of capital stock of Target Bank. No equity securities of Target Bank are or may become required to be issued (other than to a Target Company) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Target Bank, and there are no Contracts by which Target Bank is bound to issue (other than to a Target Company) additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any Target Company is or may be bound to transfer any shares of the capital stock of Target Bank (other than to a Target Company). There are no Contracts relating to the rights of any Target Company to vote or to dispose of any shares of the capital stock of Target Bank. Target Bank is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     SECTION  4.5     FINANCIAL  STATEMENTS.
                      ---------------------

     (a) Target has timely filed all Target Financial Statements with the SEC, and Target will deliver to Purchaser copies of all financial statements, audited or unaudited, of Target prepared subsequent to the date hereof. The Target Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if prepared after the date of this Agreement, will be in accordance with the books and records of the Target Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the Target Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Target Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not Material). To the Knowledge of Target, (x) the Target Financial Statements do not contain any untrue statement of a Material fact or omit to state a Material fact necessary to make the Target Financial Statements not misleading with respect to the periods covered thereby; and (y) the Target Financial Statements fairly present, in all Material respects, the financial condition, results of operations and cash flows of Target as of and for the periods covered by them.

     (b) Target's external auditor is and has been throughout the periods covered by the Target Financial Statements (i) "independent" with respect to Target within the meaning of Regulation S-X under the 1933 Act and (ii) in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Except as Previously Disclosed, Target's auditors have not performed any non-audit services for Target since January 1, 2004.

     SECTION  4.6     ABSENCE  OF UNDISCLOSED LIABILITIES.  Except as Previously
                      -----------------------------------
Disclosed, no Target Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Target as of June 30, 2006 included in the Target Financial Statements or reflected in the notes thereto. Except as Previously Disclosed, no Target Company has incurred or paid any Liability since June 30, 2006, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     SECTION 4.7     ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as Previously
                     ------------------------------------
Disclosed, since June 30, 2006, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, (b) the Target Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Target provided in Article 7 of this Agreement, and (c) each Target Company has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     SECTION  4.8     TAX  MATTERS.
                      ------------

     (a) All Tax returns required to be filed by or on behalf of any of the Target Companies have been duly filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before June 30, 2006, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse

Effect on Target, and all returns filed are complete and accurate to the Knowledge of Target. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Target, except as reserved against in the Target Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Target Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Target Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (c) Adequate provision for any Taxes due or to become due for any of the Target Companies for the period or periods through and including the date of the most recent respective Target Financial Statements has been made and is reflected on such Target Financial Statements.

     (d) Deferred Taxes of the Target Companies have been provided for in accordance with GAAP.

     (e) Each of the Target Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-4 and W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (f) No Target Company has made any payments, is obligated to make any payments or is a party to any contract, agreement or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (g) There are no Material Liens with respect to Taxes upon any of the Assets of any Target Company.

     (h) No Target Company has filed any consent under former Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     (i) No Target Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     SECTION  4.9     TARGET  ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance
                      ------------------------------------------
for possible loan or credit losses (the "Target Allowance") shown on the consolidated balance sheets of Target included in the most recent Target Financial Statements dated prior to the date of this

Agreement was, and the Target Allowance shown on the consolidated balance sheets of Target included in the financial statements of Target as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Target Bank and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Target Bank as of the dates thereof, except where the failure of such Target Allowance to be so maintained is not reasonably likely to have a Material Adverse Effect on Target.

     SECTION 4.10     ASSETS.  Except as Previously Disclosed or as disclosed or
                      ------
reserved against in the Target Financial Statements, or where the failure to own good and marketable title is not reasonably likely to have a Material Adverse Effect on Target, the Target Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of the Target Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Target's past practices. All Assets which are Material to Target's business on a consolidated basis, held under leases or subleases by any of the Target Companies are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Target Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Target Companies is a named insured are reasonably sufficient. No Target Company has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Target Companies include all assets required to operate the businesses of the Target Companies as presently conducted.

     SECTION  4.11     ENVIRONMENTAL  MATTERS.
                       ----------------------

     (a) Each Target Company, its Participation Facilities and, to the Knowledge of such Target Company, its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (b) There is no Litigation pending or, to the Knowledge of Target, threatened before any court, governmental agency or authority or other forum in which any Target Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Target Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Target, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (c) There is no Litigation pending or, to the Knowledge of Target, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Target Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Target, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (d) To the Knowledge of Target, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (e) To the Knowledge of Target, during the period of (i) any Target Company's ownership or operation of any Loan Property, (ii) any Target Company's participation in the management of any Participation Facility, or (iii) any Target Company's holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting any such Participation Facility or Loan Property, the release or presence of which could reasonably be expected to result in any reporting, clean up or remedial obligation pursuant to any Environmental Law, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (f) Prior to the period of (i) any Target Company's ownership or operation of any Loan Property, (ii) any Target Company's participation in the management of any Participation Facility, or (iii) any Target Company's holding of a security interest in a Loan Property, to the Knowledge of Target, there has been no release of any Hazardous Material or oil in, on, under or affecting any such Participation Facility or Loan Property, the release or presence of which could reasonably be expected to result in any reporting, clean up or remedial obligation pursuant to any Environmental Law, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     SECTION  4.12     COMPLIANCE  WITH  LAWS.
                       ----------------------

     (a) Each Target Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     (b)     Except  as  Previously  Disclosed,  no  Target  Company:

          (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, including the Sarbanes-Oxley Act of 2002 and the USA Patriot Act of 2001, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target; and

          (ii) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (A) asserting that any Target Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, or
     (C) requiring any Target Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     (c) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Target, each Target Company has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents thereof and all applicable Law. No Target Company, or any director, officer or employee of any Target Company, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Target, and, except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Target, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (d) The records, systems, controls, data and information of Target and Target Bank are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Target and Target Bank or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the immediately following sentence. Target and Target Bank have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Target (i) has designed disclosure controls and procedures to ensure that Material information relating to Target, including Target Bank, is made known to the management of Target by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Target's auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect in any Material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not Material, that involves management or other employees who have a significant role in its internal controls. Target has made available to Purchaser a summary of any such disclosure made by management to Target's auditors and audit committee since January 1, 2004.

     SECTION  4.13     LABOR RELATIONS.  No Target Company is the subject of any
                       ---------------
Litigation asserting that it or any other Target Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Target Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Target Company, pending or, to its Knowledge, threatened nor, to its Knowledge, is there any activity involving any Target Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     SECTION  4.14     EMPLOYEE  BENEFIT  PLANS.
                       ------------------------

     (a) Target has delivered or made available to Purchaser prior to the execution of this Agreement copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Target Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "Target Benefit Plans"). Any of the Target Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Target ERISA Plan." Each Target ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue Code) is referred to herein as a "Target Pension Plan." No Target Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. Except as Previously Disclosed, the Target Companies do not participate in either a multi-employer plan or a multiple employer plan.

     (b) The Target Companies have delivered or made available to Purchaser prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for all Target Benefit Plans (including insurance contracts) and all amendments thereto; (ii) with respect to any such Target Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters or Material advisory opinions issued by the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation; (iii) all annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports and summary annual reports prepared for any Target Benefit Plan with respect to the most recent plan year; and (iv) the most recent summary plan descriptions and any Material modifications thereto.

     (c) All Target Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target. Target maintains a 401(k) plan originally adopted under a volume submitter arrangement offered by or in conjunction with its third party service provider. Effective on or about January 1, 2003, Target changed third party service providers and subsequent required plan amendments have been prepared by the successor third party service provider. Target has not obtained an individual determination letter from the Internal Revenue Service concerning the 401(k) plan's tax-qualified status and, as a result of the foregoing events, Target may not be able to rely upon any favorable letter or advisory opinion that may have been issued to the volume submitter practitioner. No Target Company has engaged in a transaction with respect to any Target Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Target Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target or any Target Company.

     (d) No Target Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position of any Target Pension Plan, (ii) no change in the actuarial assumptions with respect to any Target Pension Plan, and (iii) no increase in benefits under any Target Pension Plan as a result of plan amendments or changes in applicable Law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target or Materially adversely affect the funding status of any such plan. Neither any Target Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Target Company, or the single-employer plan of any entity which is considered one employer with Target under Section
4001  of  ERISA  or  Section  414 of the Internal Revenue Code or Section 302 of
ERISA (whether or not waived) (an "ERISA Affiliate"), has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Target. No Target Company has provided, or is required to provide, security to a Target Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by all Target Companies except to the extent any failure to do so would not have a Materially Adverse Effect on Target.

     (e) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Target Company with respect to any ongoing, frozen or terminated single-employer plan or the single--employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Target. Except as Previously Disclosed, no Target Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Target. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Target Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (f) Except as required under Title I, Part 6 of ERISA and Internal Revenue Code Section 4980B, no Target Company has any obligations for retiree health and life benefits under any of the Target Benefit Plans and there are no restrictions on the rights of such Target Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Target.

     (g) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Target Company from any Target Company under any Target Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Target Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have a Material Adverse Effect on Target.

     (h) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any Target Company and its beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Target Financial Statements to the extent required by and in accordance with GAAP.

     SECTION  4.15     MATERIAL  CONTRACTS.  Except  as  Previously Disclosed or
                       -------------------
otherwise reflected in the Target Financial Statements, none of the Target Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000,
(b) any Contract relating to the borrowing of money by any Target Company or the guarantee by any Target Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any other Contract or amendment thereto that would be required to be filed as an exhibit to any report filed by Target with any Regulatory Authority as of the date of this Agreement that has not been filed by Target with any Regulatory Authority as an exhibit to any report filed by Target for the fiscal year ended December 31, 2005 (together with all Contracts referred to in Sections 4.10 and 4.14(a) of this Agreement, the "Target Contracts"). With respect to each Target Contract,
(i) the Contract is in full force and effect, (ii) no Target Company is in Default thereunder other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Target Companies, (iii) no Target Company has repudiated or waived any Material provision of any such Contract, and (iv) no other party to any such Contract is, to the Knowledge of the Target Companies, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the

Target Companies, or has repudiated or waived any Material provision thereunder. Except as Previously Disclosed, all of the indebtedness of the Target Companies for money borrowed is prepayable at any time by the Target Companies without penalty or premium.

     SECTION  4.16     LEGAL PROCEEDINGS.  Except as Previously Disclosed, there
                       -----------------
is no Litigation instituted or pending or, to the Knowledge of Target, threatened (or unasserted but considered probable of assertion and which, if asserted, would have at least a reasonable probability of an unfavorable outcome) against any Target Company, or against any Asset, interest or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any Target Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target.

     SECTION 4.17     REPORTS.  Except as Previously Disclosed, since January 1,
                      -------
2004, each Target Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authority and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay any such fee or assessment is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target. Except as Previously Disclosed, as of their respective dates, each of such reports, registrations and statements (as amended, in the case of any report, registration or statement that has been amended in accordance with applicable Law), including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. Except as Previously Disclosed, as of their respective dates, none of such reports, registrations or statements contained any untrue statement of a Material fact or omitted to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION  4.18     STATEMENTS  TRUE AND CORRECT.  No statement, certificate,
                       ----------------------------
instrument or other writing furnished or to be furnished by any Target Company or any Affiliate thereof to Purchaser pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Target Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Purchaser with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Target Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to the Target shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any Target Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Target, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy

Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Target Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     SECTION  4.19     TAX  AND  REGULATORY  MATTERS.  Except  as  Previously
                       -----------------------------
Disclosed, no Target Company or any Affiliate thereof has taken any action, or has any Knowledge of any fact or circumstance that is reasonably likely, to (a) prevent the transactions contemplated hereby, including the Company Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Target, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

     SECTION  4.20     INTELLECTUAL  PROPERTY.
                       ----------------------

     (a) Target has Previously Disclosed to Purchaser all patents, trademarks, trade names, trade secrets, copyrights, processes, service marks, royalty rights or design rights owned, used or licensed (as licensor or licensee) by Target Companies in the operation of their respective businesses and all applications therefor and registrations thereof, whether foreign or domestic, owned or controlled by Target Companies (the "Intellectual Property"), and, in the case of any such rights that are so owned, the jurisdiction in which such rights or applications have been registered, filed or issued, and, in the case of any such rights that are not so owned, the agreements under which such rights arise. Each of the Target Companies has taken all action necessary to keep the Intellectual Property owned by it in full force and effect, including filing all necessary affidavits and other documents and utilizing such property in interstate commerce. Each of the Target Companies is the sole and exclusive owner of the Intellectual Property which has been Previously Disclosed as being owned by it, with the sole and exclusive right, except to the extent indicated therein, to use and license such property. No claim has been asserted or, to Target's Knowledge, threatened seeking cancellation or concurrent use of any registered trademark, trade name or service mark owned, used or licensed by any of the Target Companies.

     (b)     There  are  no  claims,  demands  or  suits pending or, to Target's
Knowledge, threatened against any of the Target Companies claiming an infringement by any of the Target Companies of any patents, copyrights, processes, licenses, trademarks, service marks or trade names of others in connection with its business; none of the Intellectual Property or, as the case may be, the rights granted to any of the Target Companies in respect thereof, infringes on the rights of any Person or is being infringed upon by any Person; and none of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of its use by any of the Target Companies.

     SECTION  4.21     CHARTER  PROVISIONS.  Each  Target  Company has taken all
                       -------------------
action so that the entering into of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under its Articles of Incorporation or Association or its By-Laws or other governing instruments (other than, with respect to Target, voting, dissenters' rights of appraisal or other similar rights) or restrict or impair the ability of Purchaser to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Target Company that may be acquired or controlled by it.

     SECTION  4.22     STATE  TAKEOVER  LAWS.  Target  has  taken  all necessary
                       ---------------------
action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination" or other state takeover Law.

     SECTION  4.23     DERIVATIVES.  All  interest  rate  swaps,  caps,  floors,
                       -----------
option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Target's own account, or for the account of either Target Bank or its customers, were entered into (i) in accordance with prudent business practices and all applicable Laws and (ii) with counterparties believed to be financially responsible.

     SECTION 4.24     COMMUNITY REINVESTMENT ACT.  Each Target Bank has complied
                      --------------------------
in all Material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory," has received no Material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in a CRA rating of less than "satisfactory" or Material criticism from regulators with respect to discriminatory lending practices.

     SECTION  4.25     PRIVACY  OF  CUSTOMER  INFORMATION.
                       ----------------------------------

     (a) Each Target Bank is the sole owner of all individually identifiable personal information ("IIPI") relating to its customers, former customers and prospective customers that will be transferred to Purchaser Companies pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 4.25, "IIPI" means any information relating to an identified or identifiable natural person.

     (b) The collection and use of such IIPI by each Target Bank and the transfer of such IIPI to Purchaser Companies complies with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Law.

     SECTION  4.26     TECHNOLOGY  SYSTEMS.
                       -------------------

     (a) Except as Previously Disclosed, no action will be necessary as a result of the transactions contemplated by this Agreement to enable the electronic data processing, information, record keeping, communications, telecommunications, hardware, third party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property that are used by the Target Companies (collectively, the "Technology Systems") to continue to be used by the Surviving Corporation and its Subsidiaries to the same extent and in the same manner that such Technology Systems have been used by the Target Companies prior to the Effective Time.

     (b) The Technology Systems (for a period of eighteen (18) months prior to the Effective Time) have not suffered unplanned disruption causing a Material Adverse Effect on the business of any of the Target Companies. Except for ongoing payments due under relevant third party agreements, the Technology
Systems are free from any Liens. Except as Previously Disclosed, access to business critical parts of the Technology Systems is not shared with any third party.
     (c) None of the Target Companies has received notice of or is aware of any Material circumstances, including the execution of this Agreement, that would enable any third party to terminate any of its agreements or arrangements relating to the Technology Systems (including maintenance and support).

     SECTION  4.27     OPINION  OF  FINANCIAL  ADVISOR.  Target has received the
                       -------------------------------
opinion of Howe Barnes Investments, Inc. dated the date of this Agreement, to the effect that the consideration to be received by the holders of Target Common Stock pursuant hereto is fair, from a financial point of view, to such holders, a signed copy of which has been delivered to Purchaser.

     SECTION  4.28     BOARD  RECOMMENDATION.  The Board of Directors of Target,
                       ---------------------
at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, taken together, are fair to and in the best interests of Target's shareholders and (ii) resolved to recommend that the holders of the shares of Target Common Stock approve this Agreement and the Company Merger.

                                   ARTICLE 5.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     Purchaser hereby represents and warrants to Target and Target Bank as follows:

     SECTION  5.1     ORGANIZATION,  STANDING  AND  POWER.  Each  of
                      -----------------------------------
Purchaser and Purchaser Bank is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and Purchaser is duly registered as a bank holding company under the BHC Act. Each of Purchaser and Purchaser Bank has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Each of Purchaser and Purchaser Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     SECTION  5.2     AUTHORITY;  NO  BREACH.
                      ----------------------

     (a) Each of Purchaser and Purchaser Bank has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Bank Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated herein and therein, including the Mergers, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Purchaser and Purchaser Bank. This Agreement and the Bank Merger Agreement represent legal, valid and binding obligations of Purchaser and Purchaser Bank, as the case may be, enforceable against them in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) With respect to each of Purchaser and Purchaser Bank, neither the execution and delivery of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-Laws, or
(ii) constitute or result in a Default or loss of benefit under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Purchaser Company under, any Contract or Permit of any Purchaser Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, or (iii) subject to receipt of the requisite approvals referred to in
Section 8.1(b) of this Agreement, violate any Law or Order applicable to any Purchaser Company or any of its Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate Laws and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Purchaser or Purchaser Bank of the Mergers and the other transactions contemplated in this Agreement.

     SECTION  5.3     CAPITAL  STOCK.
                      --------------

     (a) The authorized capital stock of Purchaser consists of (i) 30,000,000 shares of Purchaser Common Stock, of which 13,033,445 shares were issued and outstanding as of July 31, 2006, and (ii) 5,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date of this Agreement. All of the issued and outstanding shares of Purchaser Common Stock and all of the issued and outstanding shares of capital stock of Purchaser Bank are, and all of the shares of Purchaser Common Stock to be issued in exchange for shares of Target Common

Stock upon consummation of the Company Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Purchaser Common Stock has been, and none of the shares of Purchaser Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Company Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Purchaser. Options to purchase 502,088 shares of Purchaser Common Stock under the Purchaser Stock Plans were outstanding as of July 31, 2006. Purchaser owns all of the issued and outstanding shares of capital stock of Purchaser Bank free and clear of all Liens.

     (b) Except as set forth in Section 5.3(a) of this Agreement or as Previously Disclosed, there are no shares of capital stock or other equity securities of Purchaser outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Purchaser or contracts, commitments, understandings or arrangements by which Purchaser is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     SECTION  5.4     PURCHASER SUBSIDIARIES.  The Purchaser Subsidiaries are as
                      ----------------------
set forth in Purchaser's SEC Documents. Purchaser owns all of the issued and outstanding shares of capital stock of each Purchaser Subsidiary. No equity securities of any Purchaser Subsidiary are or may become required to be issued (other than to a Purchaser Company) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any Purchaser Subsidiary is bound to issue (other than to a Purchaser Company) additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any Purchaser Company is or may be bound to transfer any shares of the capital stock of any Purchaser Subsidiary (other than to a Purchaser Company). There are no Contracts relating to the rights of any Purchaser Company to vote or to dispose of any shares of the capital stock of any Purchaser Subsidiary. All of the shares of capital stock of each Purchaser Subsidiary held by a Purchaser Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Purchaser Company free and clear of any Lien. Each Purchaser
Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Purchaser Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. Each Purchaser Subsidiary that is a depository institution is an insured institution as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     SECTION  5.5     FINANCIAL  STATEMENTS.
                      ---------------------

     (a) Purchaser has timely filed all Purchaser Financial Statements with the SEC, and Purchaser will deliver to Target copies of all financial statements, audited and unaudited, of Purchaser prepared subsequent to the date hereof. The Purchaser Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Purchaser Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Purchaser Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Purchaser Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not Material). To the Knowledge of Purchaser, (i) the Purchaser Financial Statements do not contain any untrue statement of a Material fact or omit to state a Material fact necessary to make the Purchaser Financial Statements not misleading with respect to the periods covered by them; and (ii) the Purchaser Financial Statements fairly present, in all Material respects, the financial condition, results of operations and cash flows of Purchaser as of and for the periods covered by them.

     (b) Purchaser's external auditor is and has been throughout the periods covered by the Purchaser Financial Statements (i) "independent" with respect to Purchaser within the meaning of Regulation S-X under the 1933 Act and (ii) in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and the related rules of the SEC and the Public Company Accounting Oversight Board. Except as Previously Disclosed, Purchaser's auditors have not performed any non-audit services for Purchaser since January 1, 2004.

     SECTION  5.6     ABSENCE  OF UNDISCLOSED LIABILITIES.  No Purchaser Company
                      -----------------------------------
has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Purchaser as of June 30, 2006 included in the Purchaser Financial Statements or reflected in the notes thereto. No Purchaser Company has incurred or paid any Liability since June 30, 2006, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     SECTION 5.7     ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as Previously
                     ------------------------------------
Disclosed, since June 30, 2006, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, (b) the Purchaser Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Purchaser provided in Article 7 of this Agreement, and (c) each Purchaser Company has conducted its business in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     SECTION  5.8     TAX  MATTERS.
                      ------------

     (a) All Tax returns required to be filed by or on behalf of any of the Purchaser Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before June 30, 2006, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Purchaser, and all returns filed are complete and accurate to the Knowledge of Purchaser. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Purchaser, except as reserved against in the Purchaser Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Purchaser Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Purchaser Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (c) Adequate provision for any Taxes due or to become due for any of the Purchaser Companies for the period or periods through and including the date of the respective Purchaser Financial Statements has been made and is reflected on such Purchaser Financial Statements.

     (d) Deferred Taxes of the Purchaser Companies have been provided for in accordance with GAAP.

     SECTION  5.9     PURCHASER  ALLOWANCE  FOR  POSSIBLE  LOAN  LOSSES.  The
                      -------------------------------------------------
allowance for possible loan or credit losses (the "Purchaser Allowance") shown on the consolidated balance sheets of Purchaser included in the most recent Purchaser Financial Statements dated prior to the date of this Agreement was, and the Purchaser Allowance shown on the consolidated balance sheets of Purchaser included in the financial statements of Purchaser as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Purchaser Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Purchaser Companies as of the dates thereof, except where the failure of such Purchaser Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Purchaser.

     SECTION 5.10     ASSETS.  Except as Previously Disclosed or as disclosed or
                      ------
reserved against in the Purchaser Financial Statements, the Purchaser Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of the Purchaser Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Purchaser's past practices. All Assets which are Material to Purchaser's business on a consolidated basis, held under leases or subleases by any of the Purchaser Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Purchaser Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Purchaser Companies is a named insured are reasonably sufficient. No Purchaser Company has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Purchaser Companies include all assets required to operate the businesses of the Purchaser Companies as presently conducted.

     SECTION  5.11     ENVIRONMENTAL  MATTERS.
                       ----------------------

     (a) Each Purchaser Company, its Participation Facilities and, to the Knowledge of such Purchaser Company, its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (b) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or authority or other forum in which any Purchaser Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any Purchaser Company or any of its Participation Facilities, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (c) There is no Litigation pending or, to the Knowledge of Purchaser, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or any Purchaser Company in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or, to the Knowledge of Purchaser, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (d) To the Knowledge of Purchaser, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c) above, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (e) To the Knowledge of Purchaser, during the period of (i) any Purchaser Company's ownership or operation of any Loan Property, (ii) any Purchaser Company's participation in the management of any Participation Facility, or (iii) any Purchaser Company's holding of a security interest in a Loan Property, there has been no release of Hazardous Material or oil in, on, under or affecting such property, Participation Facility or Loan Property, the release or presence of which could reasonably be expected to result in any reporting, clean up or remedial obligation pursuant to any Environmental Law, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (f) Prior to the period of (i) any Purchaser Company's ownership or operation of any Loan Property, (ii) any Purchaser Company's participation in the management of any Participation Facility, or (iii) any Purchaser Company's holding of a security interest in a Loan Property, to the Knowledge of Purchaser, there has been no release of any Hazardous Material or oil in, on, under or affecting any such Participation Facility or Loan Property, the release or presence of which could reasonably be expected to result in any reporting, clean up or remedial obligation pursuant to any Environmental Law, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     SECTION  5.12     COMPLIANCE  WITH  LAWS.
                       ----------------------

     (a) Each Purchaser Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     (b)     Except  as  Previously  Disclosed,  no  Purchaser  Company:

          (i) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, including the Sarbanes-Oxley Act of 2002 and the USA Patriot Act of 2001, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser; and

          (iii) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (A) asserting that any Purchaser Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, (B) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, or (C) requiring any Purchaser Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     (c) Except as is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, each Purchaser Company has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents thereof and all applicable Law. No Purchaser Company, or any director, officer or employee of any Purchaser Company, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, and, except as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

     (d) The records, systems, controls, data and information of Purchaser and the Purchaser Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser and its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described in the immediately following sentence. Purchaser and the Purchaser Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Purchaser
(i) has designed disclosure controls and procedures to ensure that Material information relating to Purchaser, including the Purchaser Subsidiaries, is made known to the management of Purchaser by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser's auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect in any Material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not Material, that involves management or other employees who have a significant role in its internal controls. Purchaser has made available to Target a summary of any such disclosure made by management to Purchaser's auditors and audit committee since January 1, 2004.

     SECTION  5.13     LABOR  RELATIONS.  No Purchaser Company is the subject of
                       ----------------
any Litigation asserting that it or any other Purchaser Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Purchaser Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Purchaser Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Purchaser Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     SECTION 5.14     EMPLOYEE BENEFIT PLANS.
                      ----------------------

     (a) For purposes of this Agreement, "Purchaser Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all other written employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Purchaser Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate. Any of the Purchaser Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Purchaser ERISA Plan." Each Purchaser ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j)) of the Internal Revenue
Code) is referred to herein as a "Purchaser Pension Plan." No Purchaser Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA. The Purchaser Companies do not participate in either a multi-employer plan or a multiple employer plan.

     (b) All Purchaser Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. Each Purchaser Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or may rely upon an opinion issued by the IRS to a prototype sponsor, and neither Purchaser nor any Purchaser Company is aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter or failure of any Purchaser Benefit Plan intended to satisfy Internal Revenue Code
Section 401 to satisfy the Tax qualification provisions of the Internal Revenue Code applicable thereto. No Purchaser Company has engaged in a transaction with respect to any Purchaser Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Purchaser Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser or any Purchaser Company.

     (c) No Purchaser Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities", as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position of any Purchaser Pension Plan, (ii) no change in the actuarial assumptions with respect to any Purchaser Pension Plan, and (iii) no increase in benefits under any Purchaser Pension Plan as a result of plan amendments or changes in applicable Law, which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser or Materially adversely affect the funding status of any such plan.

Neither any Purchaser Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Purchaser Company, or the single-employer plan of any ERISA Affiliate, has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on Purchaser. No Purchaser Company has provided, or is required to provide, security to a Purchaser Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by all Purchaser Companies except to the extent any failure to do so would not have a Materially Adverse Effect on Purchaser.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Purchaser Company with respect to any ongoing, frozen or terminated single-employer plan or the single--employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on Purchaser. Except as Previously Disclosed, no Purchaser Company has incurred any withdrawal Liability with respect to a multi-employer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on Purchaser. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Purchaser Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as required under Title I, Part 6 of ERISA and Internal Revenue Code Section 4980B, no Purchaser Company has any obligations for retiree health and life benefits under any of the Purchaser Benefit Plans and there are no restrictions on the rights of such Purchaser Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on Purchaser.

     (f) Except as Previously Disclosed, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Purchaser Company from any Purchaser Company under any Purchaser Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Purchaser Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have a Material Adverse Effect on Purchaser.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement or employment agreement) of employees and former employees of any Purchaser Company and its beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Purchaser Financial Statements to the extent required by and in accordance with GAAP.

     SECTION  5.15     LEGAL PROCEEDINGS.  Except as Previously Disclosed, there
                       -----------------
is no Litigation instituted or pending or, to the Knowledge of Purchaser, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Purchaser Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Purchaser Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser.

     SECTION 5.16     REPORTS.  Except as Previously Disclosed, since January 1,
                      -------
2004, each Purchaser Company has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, other Regulatory Authorities, and any applicable state securities or banking authorities and has paid all fees and assessments due and payable in connection therewith, except where the failure to so file such report, registration or statement or to pay any such fee or assessment is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. As of their respective dates, each of such reports, registrations and statements, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of their respective dates, none of such reports, registrations or statements contained any untrue statement of a Material fact or omitted to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     SECTION  5.17     STATEMENTS  TRUE AND CORRECT.  No statement, certificate,
                       ----------------------------
instrument or other writing furnished or to be furnished by any Purchaser Company or any Affiliate thereof to Target pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Purchaser Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Purchaser with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Purchaser Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Target's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any Purchaser Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Target, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any Purchaser Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     SECTION  5.18     TAX  AND REGULATORY MATTERS.  No Purchaser Company or any
                       ---------------------------
Affiliate thereof has taken any action, or has any Knowledge of any fact or circumstance that is reasonably likely, to (a) prevent the transactions contemplated hereby, including the Company Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Purchaser, there exists no fact, circumstance or reason why the requisite Consents referred to in Section 8.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 8.1(b).

     SECTION  5.19     CHARTER PROVISIONS.  Each Purchaser Company has taken all
                       ------------------
action so that the entering into of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under its Articles of Incorporation or By-Laws or other governing instruments or restrict or impair the ability of any Target shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Purchaser Common Stock that may be acquired or controlled by such shareholder.

     SECTION 5.20     COMMUNITY REINVESTMENT ACT.  Purchaser has complied in all
                      --------------------------
Material respects with the provisions of the CRA and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory," and has received no Material criticism from regulators with respect to discriminatory lending practices, and has no Knowledge of any conditions or circumstances that are likely to result in CRA ratings of less than "satisfactory" or Material criticism from regulators with respect to discriminatory lending practices.

                                   ARTICLE 6.

                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     SECTION  6.1     AFFIRMATIVE COVENANTS OF TARGET.  Unless the prior written
                      -------------------------------
consent of Purchaser shall have been obtained, and except as otherwise contemplated herein, Target shall and shall cause Target Bank to: (a) operate its business in the usual, regular, and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties set forth in this Agreement to be correct at all times; and (d) take no action which would
(i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     SECTION  6.2     NEGATIVE  COVENANTS  OF  TARGET.  From  the  date  of this
                      --------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, Target covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of Purchaser, which consent shall not be unreasonably withheld or delayed:

     (a) amend the Articles of Incorporation or Association, By-Laws or other governing instruments of any Target Company; or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Target Company to another Target Company) (for the Target Companies on a consolidated basis) except in the ordinary course of the business of Target Companies consistent with past practices (which shall include, for Target Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, receipt of Federal Home Loan Bank advances, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any share of stock of any Target Company of any Lien or permit any such Lien to exist; or

     (c) repurchase, redeem or otherwise acquire or exchange (other than redemptions without the payment of any additional consideration or exchanges in the ordinary course under employee benefit plans or exercises or conversions prior to the Effective Time of Target Options or Target Warrants pursuant to the terms thereof), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Target Company, or declare or pay any dividend or make any other distribution in respect of Target's capital stock; or

     (d) except for this Agreement or pursuant to another agreement with a Purchaser Company, or pursuant to the exercise of Target Options or Target Warrants outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as Previously Disclosed, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of any Target Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any such stock; or

     (e) adjust, split, combine or reclassify any capital stock of any Target Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Target Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Target Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

     (f) acquire another business or merge or consolidate with another entity or acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, or (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

     (g) grant any increase in compensation or benefits to the employees or officers of any Target Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice Previously Disclosed or as required by Law; pay any bonus except to employees in accordance with past practice Previously Disclosed or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any Target Company; or pay any bonus to, or grant any increase in fees or other increases in compensation or other benefits to, directors of any Target Company; or

     (h) enter into or amend any employment Contract between any Target Company and any Person (unless such amendment is required by Law) that the Target Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any Target Company or make any Material change in or to any existing employee benefit plans of any Target Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

     (k) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed; or

     (l) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Target Company for money damages in excess of $25,000 or which involves Material restrictions upon the operations of any Target Company; or

     (m) enter into any new line of banking or nonbanking business in which it is not actively engaged as of the date of this Agreement; or

     (n) (i) charge off (except as may otherwise be required by Law or by regulatory authorities or by GAAP consistently applied) or sell (except in the ordinary course of business consistent with past practices or as the Board of Directors of the respective Target Company deems necessary to conduct safe and sound banking practices) any of its portfolio of loans, discounts or financing leases, or (ii) sell any asset held as other real estate or other foreclosed assets for an amount Materially less than 100% of its book value; or

     (o) except in the ordinary course of business, modify, amend or terminate any Material Contract or waive, release, compromise or assign any Material rights or claims; or

     (p)     make  any  Material  election  with  respect  to  Taxes;  or

     (q) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of five (5) years or less, (i) purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers or purchase of any assets, in any Person other than any Target Company, or (ii) otherwise acquire direct or indirect control over any Person other than in connection with (A) foreclosures in the ordinary course of business, (B) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (C) the creation of new, wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.

     SECTION  6.3     AFFIRMATIVE  COVENANTS  OF  PURCHASER.  Unless  the  prior
                      -------------------------------------
written consent of Target shall have been obtained, and except as otherwise contemplated herein, Purchaser shall and shall cause each Purchaser Subsidiary to: (a) operate its business in the usual, regular, and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties set forth in this Agreement to be correct at all times; and (d) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.1(b) of this Agreement or (ii) adversely affect in any Material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     SECTION  6.4     ADVERSE  CHANGES  IN CONDITION.  Each Party agrees to give
                      ------------------------------
written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a Material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     SECTION  6.5     REPORTING  REQUIREMENTS.  Each  Party and its Subsidiaries
                      -----------------------
shall timely file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 7.

                              ADDITIONAL AGREEMENTS
                              ---------------------

     SECTION  7.1     REGISTRATION  STATEMENT;  PROXY  STATEMENT;  SHAREHOLDER
                      --------------------------------------------------------
APPROVAL.  As  soon  as practicable after execution of this Agreement, Purchaser
--------
shall file the Registration Statement with the SEC, and shall use its best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under applicable Securities Laws in connection with the issuance of the shares of Purchaser Common Stock upon consummation of the Company Merger. Target shall furnish all information concerning it and the holders of its capital stock as Purchaser may reasonably request in connection with such action. Target shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and the transactions contemplated hereby and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (a) Purchaser shall prepare and file on Target's behalf a Proxy Statement (which shall be included in the Registration Statement and which shall include an explanation of the restrictions on resale with respect to the shares of Purchaser Common Stock received by the holders of Target Common Stock in the Company Merger) with the SEC and mail it to Target's shareholders, (b) each of the Parties shall furnish to the other all information concerning it that the other Party may reasonably request in connection with such Proxy Statement, (c) the Board of Directors of Target shall unanimously recommend to its shareholders (subject to compliance with their fiduciary duties as advised by counsel) that they approve this Agreement and the transactions contemplated hereby, and (d) the Board of Directors and officers of Target shall use their best efforts to obtain such shareholders' approval. Target, as the sole shareholder of Target Bank, shall take all action to effect shareholder approval of the Bank Merger Agreement.

     SECTION  7.2     LISTING.  Purchaser  shall  use  its best efforts to list,
                      -------
prior to the Effective Time, on the NASDAQ Global Select Market, the shares of Purchaser Common Stock to be issued to the holders of Target Common Stock pursuant to the Company Merger.

     SECTION  7.3     APPLICATIONS.  Purchaser  shall promptly prepare and file,
                      ------------
and Target shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     SECTION  7.4     FILINGS WITH STATE OFFICES.  Upon the terms and subject to
                      --------------------------
the conditions of this Agreement, Purchaser shall execute and file the Georgia Articles of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

     SECTION  7.5     AGREEMENT  AS  TO  EFFORTS  TO CONSUMMATE.  Subject to the
                      -----------------------------------------
terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Mergers at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Purchaser in connection with the Purchaser Common Stock to be issued in the Company Merger or a resolicitation of proxies as a consequence of an acquisition agreement by Purchaser or any of its Subsidiaries shall not violate this covenant), including using its efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its commercially reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     SECTION  7.6     INVESTIGATION  AND  CONFIDENTIALITY.
                      -----------------------------------

     (a) Prior to the Effective Time, each Party will keep the other Party advised of all Material developments relevant to its business and to the consummation of the Mergers and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations.

     (b) Except as may be required by applicable Law or legal process, and except for such disclosure to those of its directors, officers, employees and representatives as may be appropriate or required in connection with the transactions contemplated hereby, each Party shall hold in confidence all nonpublic information obtained from the other Party (including work papers and other Material derived therefrom) as a result of this Agreement or in connection with the transactions contemplated hereby (whether so obtained before or after the execution hereof) until such time as the Party providing such information consents to its disclosure or such information becomes otherwise publicly available. Promptly following any termination of this Agreement, each of the Parties agrees to use its best efforts to cause its respective directors, officers, employees and representatives to destroy or return to the providing party all such nonpublic information (including work papers and other material retrieved therefrom), including all copies thereof. Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     (d) Neither any Party nor any Subsidiary of a Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the immediately preceding sentence apply.

     (e) Notwithstanding subsection (b) of this Section 7.6 or any other written or oral understanding or agreement to which the Parties are parties or by which they are bound, the Parties acknowledge and agree that any obligations of confidentiality contained herein and therein that relate to the tax treatment and tax structure of the Mergers (and any related transaction or arrangements) have not applied from the commencement of discussions between the Parties and will not hereafter apply to the Parties; and each Party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Mergers and all materials of any kind that are provided to such Party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, however, that each Party
                                          --------   -------
recognizes that each other Party has a right to maintain, in its sole discretion, any privilege that would protect the confidentiality of a communication relating to the Mergers, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code and that such privilege is not intended to be affected by the foregoing. These principles are meant to be interpreted so as to prevent the Mergers from being treated as offered under "conditions of confidentiality" within the meaning of the Treasury Regulations promulgated under Internal Revenue Code Sections 6011 and 6111(d)(2).

     SECTION  7.7     PRESS  RELEASES.  Prior  to the Effective Time, Target and
                      ---------------
Purchaser shall consult with each other as to the form and substance of any press release or other public disclosure Materially related to this Agreement or any transaction contemplated hereby; provided, however, that nothing in this
                                         --------  -------
Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     SECTION  7.8     NO  SOLICITATION.
                      ----------------

     (a) Target shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director of employee of, or any investment banker, attorney or other advisor or representative of, Target or any of its Subsidiaries to, (i) solicit or initiate, or encourage the submission of, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that, subject to compliance with subsection (c) below and
--------   -------
after having consulted with independent outside legal counsel and having determined, in good faith, that the failure to do so would likely constitute a breach by the Target Board of Directors of its fiduciary duties to Target shareholders under applicable Law, Target may, in response to an unsolicited Takeover Proposal that (i) was not received in violation of this Section 7.8, (ii) is not subject to financing and
(iii) the Target Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation to such effect, would result in a transaction more favorable to Target shareholders than the Company Merger, (A) furnish information with respect to Target to any Person pursuant to a confidentiality agreement and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the immediately preceding sentence by any executive officer of Target or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Target or any of its Subsidiaries, whether or not such person is purporting to act on behalf of Target or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 7.8 by Target. For purposes of this Agreement, "Takeover Proposal" means an inquiry, proposal or acquisition or purchase of a substantial amount of assets of Target or any of its Subsidiaries (other than investors in the ordinary course of business) or of over 15% of any class of equity securities of Target or any of its Subsidiaries or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of equity securities of Target or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Target or any of its Subsidiaries other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or Materially delay the Mergers or which would reasonably be expected to dilute Materially the benefits to Purchaser of the transactions contemplated hereby.

     (b) Except as set forth herein, neither the Board of Directors of Target nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation of such Board of Directors or any such committee of this Agreement or the Mergers, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, if, after consultation with independent outside legal counsel and its financial advisors, the Board of Directors determines, in good faith, that failure to do so would likely constitute a breach of its fiduciary duties to Target shareholders under applicable Law, then, prior to the Shareholders' Meeting, the Target Board of Directors may (subject to the terms of this and the following sentences) approve or recommend (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Mergers) a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the second Business Day following Purchaser's receipt of written notice (a "Notice of Superior Proposal") advising Purchaser that the Target Board of Directors has received a Superior Proposal, specifying the Material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided that Target shall not enter into an agreement with
                     --------
respect to a Superior Proposal unless Target shall have furnished Purchaser with written notice no later than 12:00 noon one (1) day in advance of any date that it intends to enter into such agreement. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (not subject to financing) to acquire, directly or indirectly, for consideration consisting of cash or securities, more than 50% of the shares of Target Common Stock or of the common stock of either Target Bank then outstanding or all or substantially all of the assets of Target or of either Target Bank and otherwise on terms that the

Target Board of Directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to Target shareholders than the Company Merger.

     (c)     In  addition  to  the obligations of Target set forth in subsection
(b) above, Target shall immediately advise Purchaser orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the Material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any Takeover Proposal or inquiry. Target shall keep Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

     (d) Nothing contained in this Section 7.8 shall prohibit Target from making any disclosure to Target's shareholders if the Target Board of Directors determines in good faith, after receipt of the written advice of outside counsel to such effect, that it is required to do so in order to discharge properly its fiduciary duties to shareholders under applicable Law; provided that Target does
                                                       --------
not, except as permitted by subsection (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Mergers or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

     SECTION  7.9     TAX  TREATMENT.  Each of the Parties undertakes and agrees
                      --------------
to use its reasonable efforts to cause the Company Merger to, and to take no action which would cause the Company Merger not to, qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     SECTION  7.10     AGREEMENT OF AFFILIATES.  Target has Previously Disclosed
                       -----------------------
all Persons whom it reasonably believes are "affiliates" of Target for purposes of Rule 145 under the 1933 Act. Target shall use its best efforts to cause each such Person to deliver to Purchaser not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of
Exhibit  7.10 hereto, providing that such Person will not sell, pledge, transfer
-------------
or otherwise dispose of the shares of Target Common Stock held by such Person except as contemplated by such agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Purchaser Common Stock to be received by such Person upon consummation of the Company Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Regardless of whether each such affiliate has provided the written agreement referred to in this Section, Purchaser shall be entitled to place restrictive legends upon certificates for shares of Purchaser Common Stock issued to affiliates of Target pursuant to this Agreement to enforce the provisions of this Section.

     SECTION  7.11     EMPLOYEE  BENEFITS  AND CONTRACTS.  Target will terminate
                       ---------------------------------
the Target Benefit Plans as of the Effective Time, other than the Contract of Employment between Target and John R. Perrill dated November 17, 2005, which Purchaser Bank shall assume as of the Effective Time. Following the Effective Time, Purchaser shall provide generally to officers and employees of the Target Companies, who at or after the Effective Time become employees of a Purchaser Company (collectively, "New Purchaser Employees"), benefits under the employee benefit plans of Purchaser on terms and conditions which, when taken as a whole, are substantially similar to those currently provided by the Purchaser Companies to their similarly situated officers and employees. For purposes of participation, vesting and benefit accrual under all employee plans of the Purchaser Companies, the service of the employees of the Target Companies prior to the Effective Time shall be treated as service with a Purchaser Company participating in such employee benefit plans. Purchaser also shall credit New Purchaser Employees for amounts paid under Target Benefit Plans for the plan year for purposes of applying deductibles, co-payments and out-of-pocket maximums under the employee benefit plans of Purchaser.

     SECTION 7.12     LARGE DEPOSITS.  Prior to the Closing, Target will provide
                      --------------
Purchaser with a list of all certificates of deposit or checking, savings or other deposits owned by persons who, to the Knowledge of Target, had deposits aggregating more than $100,000 and a list of all certificates of deposit or checking, savings or other deposits owned by directors and officers of Target and each Target Bank and their Affiliates in an amount aggregating more than $100,000 as of the last day of the calendar month immediately prior to the Closing.

     SECTION  7.13     INDEMNIFICATION  AGAINST  CERTAIN LIABILITIES.  Purchaser
                       ---------------------------------------------
agrees that all rights to indemnification and all limitations of liability existing in favor of the officers and directors of Target and each Target Bank ("Indemnified Parties") as provided in their respective Articles of Incorporation or Association and By-Laws as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Mergers. To the extent available, Purchaser shall maintain in effect for not less than three (3) years after the Closing Date policies of directors' and officers' liability insurance comparable to those maintained by Target with carriers comparable to Target's existing carriers and containing terms and conditions which are no less advantageous in any Material respect to the officers and directors of Target and which cover Target's present officers and directors for such three-year period regardless of whether or not such Persons remain employed by Target after the Closing Date, provided that the annual premium for such insurance shall not
                --------
exceed 150% of the most current annual premium paid by Target for its directors' and officers' liability insurance.

     SECTION  7.14     VOTING  AGREEMENT.  Concurrent with the execution hereof,
                       -----------------
Target shall obtain and deliver to Purchaser an agreement in substantially the form of Exhibit 7.14 hereto from each member of Target's Board of Directors.
          -------------

     SECTION  7.15     COOPERATION;  ATTENDANCE  AT BOARD MEETINGS.  In order to
                       -------------------------------------------
facilitate the Mergers and the combination of the respective businesses of Purchaser and Target as promptly as practicable following the Effective Time and to the extent not in violation of applicable Laws or the directives of any Regulatory Authority: (i) Target shall, and shall cause its Subsidiaries to, consult with Purchaser on all strategic and operational matters; and (ii) an individual selected by Purchaser reasonably acceptable to Target shall have the right to attend all meetings of the Board of Directors of Target and Target Bank in a non-voting observer capacity, to receive notice of such meetings and to receive the information provided by Target or Target Bank to such Boards of Directors, provided that Target or Target Bank may require that any person
            --------
proposing to attend any meetings of its Boards of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise. Notwithstanding the foregoing, this Section 7.15 shall not apply with respect to any meeting, or portion of a meeting, of the Board of Directors of Target at which such Board plans to discuss (i) matters related to Target's rights and obligations under this Agreement or (ii) any Takeover Proposal.

     SECTION 7.16     SECTION 16 MATTERS.  Prior to the Effective Time:  (a) the
                      ------------------
Board of Directors of Purchaser, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Target who may become a covered person of Purchaser for purposes of Section 16 of the 1934 Act (together with the rules and regulations thereunder, "Section 16"), of shares of Purchaser Common Stock or options to purchase shares of Purchaser Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16; and (b) the Board of Directors of Purchaser, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director Target who is a covered person of Target for purposes of Section 16 of shares of Purchaser Common Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of
Section  16.

     SECTION  7.17     LOCAL  ADVISORY  BOARD.  For  a  period  of  one (1) year
                       ----------------------
following the consummation of the Mergers, Purchaser Bank shall maintain at the current location of the Target Bank a local advisory board, the members of which shall be Louis O. Dore, Martha B. Fender, D. Martin Goodman, Stancel E. Kirkland, Sr., Carl E. Lipscomb, Edward J. McNeil, Jr., Jimmy Lee Mullins, Sr., Frances K. Nicholson, J. Frank Ward and Bruce K. Wyles. Each advisory board member shall receive compensation for his or her service in the amount of $300 per month.

                                   ARTICLE 8.

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     SECTION  8.1     CONDITIONS  TO  OBLIGATIONS OF EACH PARTY.  The respective
                      -----------------------------------------
obligations of each Party to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
10.6  of  this  Agreement:

     (a)     SHAREHOLDER  APPROVAL.  The  shareholders  of  Target  shall  have
             ---------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

     (b)     REGULATORY  APPROVALS.  All  Consents of, filings and registrations
             ---------------------
with, and notifications to, all Regulatory Authorities required for consummation of the Mergers shall have been obtained or made and shall be in full force and effect, and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which, in the reasonable judgment of the Board of Directors of either Party, would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Mergers; provided,
                                                           --------
however,  that no such condition or restriction shall be deemed to be Materially
-------
adverse unless it Materially differs from terms and conditions customarily imposed by any Regulatory Authority in connection with similar transactions.

     (c)     CONSENTS AND APPROVALS.  Each Party shall have obtained any and all
             ----------------------
Consents required for consummation of the Mergers (other than those referred to in Section 8.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which, in the reasonable judgment of the Board of Directors of any of the Parties, would so Materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Mergers.

     (d)     LEGAL  PROCEEDINGS.  No  court  or  governmental  or  Regulatory
             ------------------
Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, Materially restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (e)     REGISTRATION  STATEMENT.  The  Registration  Statement  shall  be
             -----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under all Securities Laws relating to the issuance or trading of the shares of Purchaser Common Stock issuable pursuant to the Company Merger shall have been received.

     (f)     NASD  LISTING.  The  shares  of  Purchaser  Common  Stock  issuable
             -------------
pursuant to the Company Merger shall have been approved for listing (subject to issuance) on the NASDAQ Global Select Market.

     SECTION 8.2     CONDITIONS TO OBLIGATIONS OF PURCHASER.  The obligations of
                     --------------------------------------
Purchaser to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Purchaser pursuant to Section 10.6(a) of this Agreement:

     (a)     REPRESENTATIONS AND WARRANTIES.  The representations and warranties
             ------------------------------
of Target set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and
                                              --------
warranties  which  are  confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 4.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Target or would reasonably likely result in Purchaser's inability to comply with the Sarbanes-

Oxley  Act  of  2002;  provided  that, for purposes of this Section 8.2(a) only,
                       --------
those representations and warranties that are qualified by reference to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

     (b)     PERFORMANCE  OF  AGREEMENTS  AND  COVENANTS.  Each  and  all of the
             -------------------------------------------
agreements and covenants of Target to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c)     CERTIFICATES.  Target  shall  have  delivered  to  Purchaser  (i) a
             ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer, to the effect that the conditions set forth in Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Target's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Purchaser and its counsel shall reasonably request.

     (d)     OPINION  OF  COUNSEL.  Target  shall have delivered to Purchaser an
             --------------------
opinion of Powell Goldstein LLP, counsel to Target, dated as of the Closing Date, covering those matters set forth in Exhibit 8.2(d) hereto, which opinion
                                            --------------
may be rendered in accordance with the Interpretive Standards on Legal Opinions to Third Parties in Corporate Transactions promulgated by the Corporate and Banking Law Section of the State Bar of Georgia (January 1, 1992) (the "Interpretive Standards").

     (e)     ACCOUNTANT'S  LETTERS.  Purchaser  shall have received from Elliott
             ---------------------
Davis, LLC, letters dated not more than five (5) days prior to (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Target, in form and substance reasonably satisfactory to Purchaser, which letters shall be based upon customary specified procedures undertaken by such firm.

     (f)     NONCOMPETE  AGREEMENTS.  Each member of Target's Board of Directors
             ----------------------
shall have executed and delivered to Purchaser a Non-Competition and Non-Disclosure Agreement substantially in the form attached hereto as Exhibit
                                                                         -------
8.2(f).
------

     (g)     TAX MATTERS.  Purchaser shall have received the opinion of Rogers &
             -----------
Hardin LLP, counsel to Purchaser, dated the Closing Date, to the effect that for federal income tax purposes the Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, counsel to Purchaser shall be entitled to rely upon customary representations and assumptions provided by Purchaser and Target that counsel to Purchaser reasonably deems relevant.

     (h)     MINIMUM TANGIBLE CAPITAL.  Target shall have delivered to Purchaser
             ------------------------
a certificate, signed on its behalf by its acting chief executive officer, promptly following the close of business on the Business Day that is two (2) Business Days prior to the Closing Date certifying that, as of such time, the Tangible Capital of Target is at least (i) $6,000,000 or (ii) $6,150,000, as the case may be.

     (i)     STOCK  OPTIONS.  The  Board  of  Directors  of  Target,  or  the
             --------------
appropriate committee thereof, shall have taken all necessary action to permit all Target Options to be converted into the right to receive cash as set forth in Section 3.5 hereof as of the Effective Time.

     SECTION  8.3     CONDITIONS  TO  OBLIGATIONS OF TARGET.  The obligations of
                      -------------------------------------
Target to perform this Agreement and consummate the Mergers and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Target pursuant to Section 10.6(b) of this Agreement:

     (a)     REPRESENTATIONS AND WARRANTIES.  The representations and warranties
             ------------------------------
of Purchaser set forth or referred to in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser; provided that, for purposes of this Section 8.3(a), those representations and
--------
warranties that are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

     (b)     PERFORMANCE  OF  AGREEMENTS  AND  COVENANTS.  Each  and  all of the
             -------------------------------------------
agreements and covenants of Purchaser to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

     (c)     CERTIFICATES.  Purchaser  shall  have  delivered  to  Target  (i) a
             ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.3(a) and 8.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Purchaser's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Target and its counsel shall reasonably request.

     (d)     OPINION  OF  COUNSEL.  Purchaser  shall have delivered to Target an
             --------------------
opinion of Rogers & Hardin LLP, counsel to Purchaser, dated as of the Closing Date, covering those matters set forth in Exhibit 8.3(d) hereto, which opinion
                                            --------------
may  be  rendered  in  accordance  with  the  Interpretive  Standards.

     (e)     DELIVERY  OF  MERGER CONSIDERATION.  Purchaser shall have delivered
             ----------------------------------
the  Cash  Consideration  and  the  Stock  Consideration  to the Exchange Agent.

     (f)     TAX  MATTERS.  Target  shall  have  received  the opinion of Powell
             ------------
Goldstein LLP, counsel to Target, dated the Closing Date, to the effect that for federal income tax purposes the

Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, counsel to Target shall be entitled to rely upon customary representations and assumptions provided by Purchaser and Target that counsel to Target reasonably deems relevant.

     (g)     TAIL  INSURANCE  COVERAGE.  Purchaser  shall  have  provided Target
             -------------------------
written documentation evidencing the effectiveness of the insurance coverage described in Section 7.13 hereof.

                                   ARTICLE 9.

                                   TERMINATION
                                   -----------

     SECTION  9.1     TERMINATION.  Notwithstanding  any other provision of this
                      -----------
Agreement, and notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated and the Mergers abandoned at any time prior to the Effective Time:

     (a) by mutual consent of the Boards of Directors of Purchaser and Target; or

     (b)     by  the  Board  of  Directors  of  either  Party (provided that the
                                                               --------
terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Mergers under the standard set forth in Section 8.2(a) of this Agreement in the case of Purchaser and Section 8.3(a) of this Agreement in the case of Target; or

     (c) by the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within (30) days after the giving of written notice to the breaching Party of such breach; or

     (d) by the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event
(i) any Consent of any Regulatory Authority required for consummation of the Mergers and the other transactions contemplated hereby has been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Target fail to approve this Agreement and the transactions contemplated hereby as required by the SCCA at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon (assuming, for this purpose, that Purchaser votes the proxies granted to it pursuant to Section 7.14 hereof in favor thereof); or

     (e) by the Board of Directors of either Party in the event that the Company Merger shall not have been consummated by March 31, 2007, provided the
                                                                    --------
failure to consummate the Company Merger on or before such date was not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(e); or

     (f) by the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Mergers cannot be satisfied or fulfilled by the date specified in
Section  9.1(e)  of  this  Agreement;  or

     (g) by the Board of Directors of either party if the Average Market Price (determined without regard to the proviso in the definition thereof) is less than $21.00, unless the Parties shall have agreed in writing prior to the Closing Date for the Purchaser to, in its discretion, either issue additional shares of Purchaser Common Stock or pay additional cash to holders of Outstanding Target Shares, such that, as a result thereof, each Outstanding
Target Share will be converted into the right to receive cash or shares of Purchaser Common Stock having an aggregate value equal to the Target Stock Price; or

     (h) by the Board of Directors of Purchaser if the Board of Directors of Target (A) shall withdraw, modify or change its recommendation with respect to this Agreement or the Mergers or shall have resolved to do so, or (B) shall have recommended or approved a Takeover Proposal or shall have resolved to do so; or

     (i) by the Board of Directors of Target in connection with entering into a definitive agreement in accordance with Section 7.8(b), provided that it
                                                                --------
has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee; or

     (j) by the Board of Directors of Purchaser if Target fails to properly file required reports with the SEC on a timely basis; or

     (k) by the Board of Directors of Purchaser if, prior to the Effective Time, there shall have occurred any event, change, occurrence, condition or state of facts that would, individually or in the aggregate, have a Material Adverse Effect on Target.

     SECTION 9.2     EFFECT OF TERMINATION.  In the event of the termination and
                     ---------------------
abandonment of this Agreement pursuant to Section 9.1 hereof, this Agreement shall become null and void and have no effect, except (i) as provided in Sections 10.2 and 10.14 hereof, and (ii) for any liability of a Party arising out of a willful breach of any representation, warranty or covenant in this Agreement prior to the date of termination, unless such breach was required by Law or by any bank or bank holding company regulatory authority. Each Party hereby agrees that its sole right and remedy with respect to any non-willful breach of a representation or warranty or covenant by the other Party shall be not to close the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Article 8 hereof; provided, however,
                                                              --------  -------
that the foregoing shall not be deemed to be a waiver of any claim for a willful breach of a representation, warranty or covenant or for fraud (except if such breach is required by Law or by any insurance regulatory authority, or bank or bank holding company regulatory authority), in which case the Parties will have all available legal rights and remedies.

                                   ARTICLE 10.

                                  MISCELLANEOUS
                                  -------------

     SECTION  10.1     DEFINITIONS.  Except  as  otherwise  provided herein, the
                       -----------
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "Affiliate" of a Person shall mean (a) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (b) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "Average Market Price" means the arithmetic average of the daily closing price per share of Purchaser Common Stock (adjusted appropriately for any stock split, stock dividend, recapitalization, reclassification or similar transaction that is effected or for which a record date occurs), as reported on the NASDAQ Global Select Market, for each of the ten (10) consecutive trading days ending on (and including) the trading day that occurs two (2) trading days prior to (and not including) the Closing Date; provided, however, that if the Average
                                          --------  -------
Market Price as calculated above is greater than $28.00, then the Average Market Price for purposes of this Agreement shall be $28.00, and if the Average Market Price as calculated above is less than $21.00, then the Average Market Price for purposes of this Agreement shall be $21.00.

     "Bank  Merger"  shall  have  the  meaning set forth in the Preamble hereto.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Georgia generally are authorized or required by Law or other government action to close.

     "Cash Consideration" shall have the meaning set forth in Section 3.1(b) of this Agreement.

     "Cash Election" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "Cash Election Shares" shall have the meaning set forth in Section 3.1(f) of this Agreement.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.3 of this Agreement.

     "Closing Date" shall have the meaning set forth in Section 1.3 of this Agreement.

     "Combination Election" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "Company  Merger"  shall have the meaning set forth in the Preamble hereto.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

      "CRA"  shall have the meaning set forth in Section 4.24 of this Agreement.

     "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

     "Default Stock Election" shall have the meaning set forth in Section 3.1(e) of this Agreement.

     "Dissenting Shares" shall have the meaning set forth in Section 3.1(b) of this Agreement.

     "Effective Time" shall mean the date and time at which the Company Merger becomes effective as defined in Section 1.4 of this Agreement.

     "Election Deadline" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning set forth in Section 4.14(d) of this Agreement.

     "Exchange Agent" shall have the meaning set forth in Section 3.1(d) of this Agreement.

     "Exhibits" shall mean the Exhibits attached to this Agreement, which Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "Expenses and Fees" shall have the meaning set forth in Section 10.2(a) of this Agreement.

     "Form of Election" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "GAAP" shall mean generally accepted accounting principles consistently applied during the periods involved.

     "Georgia Articles of Merger" shall mean the Articles of Merger or Certificate of Merger, if applicable, to be executed by Purchaser and filed with the Secretary of State of the State of Georgia relating to the Company Merger as contemplated by Section 1.4 of this Agreement.

     "GBCC"  shall  mean  the  Georgia  Business  Corporation  Code.

     "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq., or any similar federal, state or local Law.

     "IIPI" shall have the meaning set forth in Section 4.25(a) of this Agreement.

     "Indemnified Parties" shall have the meaning set forth in Section 7.13 of this Agreement.

     "Intellectual Property" shall have the meaning set forth in Section 4.20 of this Agreement.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Interpretive Standards" shall have the meaning set forth in Section 8.2(d) of this Agreement.

     "IRS"  shall  mean  the  United  States  Internal  Revenue  Service.

     "Islands Common Stock" shall have the meaning set forth in Section 4.3(b) of this Agreement.

     "Knowledge" as used with respect to a Person shall mean the Knowledge after reasonable due inquiry of the President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or any Senior or Executive Vice President of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Letter of Transmittal" shall have the meaning set forth in Section 3.2 of this Agreement.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material" or "Materially" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question, provided that any specific monetary amount stated in this Agreement shall determine Materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a Material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Mergers or the other transactions contemplated by this Agreement, provided that "Material adverse
                                                 --------
impact" shall not be deemed to include the impact of (w) changes in economic or other conditions, including the interest rate environment, affecting the banking industry in general, (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Mergers and compliance with the provisions of this Agreement on the operating performance of the Parties.

     "Maximum Cash Election Number" shall have the meaning set forth in Section 3.1(f) of this Agreement.

     "Maximum Stock Election Number" shall have the meaning set forth in Section 3.1(f) of this Agreement.

     "Mergers"  shall  have  the  meaning  set  forth  in  the  Preamble hereto.

     "NASD"  shall  mean  the  National  Association of Securities Dealers, Inc.

     "New Purchaser Employees" shall have the meaning set forth in Section 7.11 of this Agreement.

     "1933 Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Notice of Superior Proposal" shall have the meaning set forth in Section 7.8(b) of this Agreement.

     "Old Certificates" shall have the meaning set forth in Section 3.1(h) of this Agreement.

     "Option Holder" shall have the meaning set forth in Section 3.5 of this Agreement.

     "Option Shares" shall mean the shares of Target Common Stock issuable by Target in connection with the exercise of any Target Option (whether or not such Target Option is then exercisable).

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Outstanding Target Share" shall have the meaning set forth in Section 3.1(b) of this Agreement.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either Target and Target Bank, collectively, or Purchaser and Purchaser Bank, collectively, and "Parties" shall mean Target, Target Bank, Purchaser and Purchaser Bank, collectively.

     "Permit" shall mean any federal, state, local or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its capital stock, Assets, Liabilities or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Previously Disclosed" shall mean information (a) delivered in writing prior to or contemporaneously with the execution and delivery of this Agreement in the manner and to the Party and counsel described in Section 10.8 of this Agreement and describing in reasonable detail the matters contained therein, provided that in the case of Subsidiaries acquired after the date of this
--------
Agreement, such information may be so delivered by the acquiring Party to the other Party prior to the date of such acquisition, (b) disclosed prior to the date of this Agreement by one Party to the other Party in an SEC Document delivered to such other Party in which the specific information has been identified by the delivering Party, or (c) disclosed in writing during Purchaser's due diligence investigation pursuant to Section 7.6(a) by Target to Purchaser describing in reasonable detail the matters contained therein.

     "Proxy Statement" shall mean the proxy statement used by Target to solicit the approval of its shareholders of the transactions contemplated by this Agreement and shall include the prospectus of Purchaser relating to shares of Purchaser Common Stock to be issued to the shareholders of Target.

     "Purchaser Allowance" shall have the meaning set forth in Section 5.9 of this Agreement.

     "Purchaser Benefit Plans" shall have the meaning set forth in Section 5.14(a) of this Agreement.

     "Purchaser Common Stock" shall mean the $1.00 par value common stock of Purchaser.

     "Purchaser Companies" shall mean, collectively, Purchaser and all Purchaser Subsidiaries, including Purchaser Bank.

     "Purchaser ERISA Plan" shall have the meaning set forth in Section 5.14(a) of this Agreement.

     "Purchaser Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Purchaser as of December 31, 2005, 2004 and 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) and for each of the three years ended December 31, 2005, 2004 and 2003, as filed by Purchaser in its SEC Documents, and (b) the consolidated balance sheets of Purchaser (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in its SEC Documents filed with respect to periods ended subsequent to December 31, 2005.

     "Purchaser Pension Plan" shall have the meaning set forth in Section 5.14(a) of this Agreement.

     "Purchaser Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Purchaser.

     "Purchaser  Subsidiaries"  shall  mean  the  Subsidiaries  of  Purchaser.

     "Record Date" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, to be filed with the SEC by Purchaser under the 1933 Act in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the SEC, the NASD, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, the South Carolina Board of Financial Institutions, and all other federal, state, county, local or other governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "SCCA"  shall  mean  the  South  Carolina Business Corporation Act of 1988.

     "SEC"  shall  mean  the  United  States Securities and Exchange Commission.

     "SEC Documents" shall mean all reports and registration statements filed by a Party or any of its Subsidiaries with the SEC pursuant to the Securities Laws.

     "Securities  Laws"  shall  mean  the 1933 Act, the 1934 Act, the Investment
Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, state blue sky Laws, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of Target to be held pursuant to Section 7.1 of this Agreement, including any adjournment or postponement thereof.

     "Stock Consideration" shall have the meaning set forth in Section 3.1(b) of this Agreement.

     "Stock Election" shall have the meaning set forth in Section 3.1(c) of this Agreement.

     "Stock Election Shares" shall have the meaning set forth in Section 3.1(f) of this Agreement.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there
                                                   --------  -------
shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Superior Proposal" shall have the meaning set forth in Section 7.8(b) of this Agreement.

     "Surviving Corporation" shall mean Purchaser as the surviving corporation resulting from the Company Merger.

     "Takeover Proposal" shall have the meaning set forth in Section 7.8(a) of this Agreement.

     "Tangible Capital" shall be determined in accordance with GAAP and shall mean the (i) total capital of the Target Companies (excluding accumulated comprehensive income) on a consolidated basis minus (ii) (A) goodwill and core deposit intangible balances of Target Companies on a consolidated basis and (B) all Target expenses related to the Merger, including legal fees, accounting fees, investment banking fees, printing charges, costs incurred in terminating existing data processing contracts and success fee, change of control or similar payments required to be made to employees as a result of the consummation of the Merger.

     "Target Allowance" shall have the meaning set forth in Section 4.9 of this Agreement.

     "Target Benefit Plans" shall have the meaning set forth in Section 4.14(a) of this Agreement.

     "Target  Common  Stock" shall mean the no par value Common Stock of Target.

     "Target Companies" shall mean, collectively, Target and all Target Subsidiaries, including Target Bank.

     "Target Contracts" shall have the meaning set forth in Section 4.15 of this Agreement.

     "Target ERISA Plan" shall have the meaning set forth in Section 4.14 of this Agreement.

     "Target Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Target as of December 31, 2005, 2004 and 2003, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2005, 2004 and 2003, as filed by Target in its SEC Documents, and (b) the consolidated balance sheets of Target (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in its SEC Documents filed with respect to periods ended subsequent to December 31, 2005.

     "Target Option" shall have the meaning set forth in Section 3.5 of this Agreement.

     "Target Pension Plan" shall have the meaning set forth in Section 4.14(a) of this Agreement.

     "Target Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Target.

     "Target Stock Price" shall mean $22.50, unless the Tangible Capital of Target for purposes of Section 8.2(h) hereof is less than $6,150,000 but greater than or equal to $6,000,000, in which case Target Stock Price shall mean $22.25.

     "Target Subsidiaries" shall mean the Subsidiaries of Target, which shall include the Target Subsidiaries described in Section 4.4 of this Agreement and any Person acquired as a Subsidiary of Target in the future and owned by Target at the Effective Time.

     "Target Warrant" shall have the meaning set forth in Section 3.6 of this Agreement.

     "Taxes" shall mean any federal, state, county, local, foreign or other taxes, assessments, charges, fares, or impositions, including interest and penalties thereon or with respect thereto.

     "Technology Systems" shall have the meaning set forth in Section 4.26 of this Agreement.

     "Termination Fee" shall have the meaning set forth in Section 10.2 of this Agreement.

     "Warrant Holder" shall have the meaning set forth in Section 3.6 of this Agreement.

     "Warrant Shares" shall mean the shares of Target Common Stock issuable by Target in connection with the exercise of any Target Warrant (whether or not such Target Warrant is then exercisable).

     SECTION  10.2     EXPENSES;  EFFECT  OF  CERTAIN  TERMINATIONS.
                       ---------------------------------------------

     (a) Except as otherwise provided in this Section 10.2, (i) each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel; and (ii) each of the Parties shall bear and pay one-half of costs incurred in connection with the printing and mailing of the Registration Statement and the Proxy Statement (the foregoing clauses (i) and (ii), collectively, the "Expenses and Fees").

     (b) Target shall pay, or cause to be paid, in same day funds to Purchaser, cash in the amount of $500,000 (the "Termination Fee") upon demand if
(A) Purchaser terminates this Agreement pursuant to Section 9.1(h) or Target terminates this Agreement pursuant to Section 9.1(i), or (B) prior to the termination of this Agreement (other than by Target pursuant to Section 9.1(c), 9.1(d)(i), 9.1(e) or 9.1(g)), a Takeover Proposal shall have been made and within one (1) year of such termination, Target enters into an agreement with respect to, or approves or recommends such Takeover Proposal.

     (c) In the event this Agreement is terminated as a result of Purchaser's willful breach of any of its representations, warranties or covenants contained herein, unless such breach was required by Law or by any bank or bank holding company Regulatory Authority, Purchaser shall reimburse Target for its reasonable out-of-pocket expenses directly relating to the Company Merger in an amount not to exceed $250,000, which amount shall not be deemed an exclusive remedy or liquidated damages.

     (d) In the event this Agreement is terminated as a result of Target's willful breach of any of its representations, warranties or covenants contained herein, unless such breach was required by Law or by any bank or bank holding company Regulatory Authority, and other than under circumstances in which the provisions of Section 10.2(b) hereof shall apply, Target shall reimburse Purchaser for its reasonable out-of-pocket expenses relating to the Company Merger in an amount not to exceed $250,000, which amount shall not be deemed an exclusive remedy or liquidated damages.

     SECTION  10.3     BROKERS AND FINDERS.  Except for Howe Barnes Investments,
                       -------------------
Inc. with respect to Target, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by Target or Purchaser, each of Target and Purchaser, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     SECTION  10.4     ENTIRE AGREEMENT.  Except as otherwise expressly provided
                       ----------------
herein, this Agreement (including the Bank Merger Agreement and the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than as provided in Section 7.13 of this Agreement.

     SECTION  10.5     AMENDMENTS.  To  the  extent  permitted  by  Law,  this
                       ----------
Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided,
                                                                       --------
however,  that  after  any  such approval by the holders of Target Common Stock,
-------
there shall be made no amendment decreasing the consideration to be received by Target shareholders without the further approval of such shareholders.

     SECTION  10.6     WAIVERS.
                       -------

     (a) Prior to or at the Effective Time, Purchaser, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Target, to waive or extend the time for the compliance or fulfillment by Target of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Purchaser under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Purchaser.

     (b) Prior to or at the Effective Time, Target, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Purchaser, to waive or extend the time for the compliance or fulfillment by Purchaser of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     SECTION  10.7     ASSIGNMENT.  Except  as  expressly  contemplated  hereby,
                       ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided, however, that if
                                                      --------  -------
Purchaser is acquired before the Closing, this Agreement may be assigned by Purchaser and assumed by the acquiring Person without Target's consent.

Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     SECTION  10.8     NOTICES.  All  notices  or other communications which are
                       -------
required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Purchaser:          Ameris Bancorp
                    24 2nd Avenue, S.E.
                    Moultrie, Georgia 31768
                    Telecopy Number: (229) 890-2235
                    Attention: President

Copy to (which copy will not constitute notice to Purchaser):

                    Rogers & Hardin LLP
                    2700 International Tower, Peachtree Center
                    229 Peachtree Street, N.E.
                    Atlanta, Georgia 30303
                    Telecopy Number: (404) 525-2224
                    Attention: Steven E. Fox, Esq.

Target:             Islands Bancorp
                    2348 Boundary Street
                    Beaufort, South Carolina 29902
                    Telecopy Number: (843) 521-1849
                    Attention: President

Copy to (which copy will not constitute notice to Target):

                    Powell Goldstein LLP
                    One Atlantic Center, Fourteenth Floor
                    1201 West Peachtree Street, NW
                    Atlanta, Georgia 30309-3488
                    Telecopy Number: (404) 572-6999
                    Attention: Kathryn Knudson, Esq.

     SECTION  10.9     GOVERNING  LAW.  This  Agreement shall be governed by and
                       --------------
construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal Laws of the United States may apply to the Mergers.

     SECTION  10.10     COUNTERPARTS.  This  Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Executed counterparts of this Agreement may be delivered by the Parties via facsimile transmission.

     SECTION 10.11     INTERPRETATION.  The captions contained in this Agreement
                       --------------
are for reference purposes only and are not part of this Agreement. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference will be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents contained in this Agreement is for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein. No provision of this Agreement will be interpreted in favor of, or against, any of the Parties to this Agreement by reason of the extent to which any such Party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any Party hereto. This Agreement will not interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law.

     SECTION  10.12     ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that
                        ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION  10.13     SEVERABILITY.  Any  term  or provision of this Agreement
                        ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION  10.14     SURVIVAL.  The  respective  representations, warranties,
                        --------
obligations, covenants and agreements of the Parties shall not survive the Effective Time or the termination and abandonment of this Agreement, except that
(i) Articles Two, Three and Ten and Sections 7.6(b), 7.9, 7.11 and 7.13 of this Agreement shall survive the Effective Time; and (ii) Sections 7.6(b), 9.2, 10.1, 10.2, 10.9 and 10.14 shall survive the termination and abandonment of this Agreement.

                           [SIGNATURES ON NEXT PAGE.]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers as of the day and year first above written.

ATTEST:                               ISLANDS  BANCORP

  /s/ Edward J. McNeil                By:     /s/ D. Martin Goodman
-----------------------------------        -------------------------------------
Secretary                             Its: Chairman of the Board
                                           -------------------------------------


     [CORPORATE  SEAL]


ATTEST:                               ISLANDS  COMMUNITY  BANK,  N.A.

  /s/ Edward J. McNeil                By:     /s/ D. Martin Goodman
-----------------------------------        -------------------------------------
Secretary                             Its: Chairman of the Board
                                           -------------------------------------


     [CORPORATE  SEAL]


ATTEST:                               AMERIS  BANCORP

  /s/ Cindi H. Lewis                  By:     /s/ Edwin W. Hortman, Jr.
-----------------------------------        -------------------------------------
Secretary                             Its: President and Chief Executive Officer
                                           -------------------------------------


     [CORPORATE  SEAL]


  /s/ Cindi H. Lewis                  By:     /s/ Edwin W. Hortman, Jr.
-----------------------------------        -------------------------------------
Secretary                             Its: President and Chief Executive Officer
                                           -------------------------------------


     [CORPORATE  SEAL]

                                                                     EXHIBIT 1.2
                                                                     -----------

                    BANK PLAN OF MERGER AND MERGER AGREEMENT
                    ----------------------------------------

     THIS BANK PLAN OF MERGER AND MERGER AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ___________, 2006, by and between AMERICAN
BANKING COMPANY, a Georgia state-chartered bank (the "Surviving Bank"), and ISLANDS COMMUNITY BANK, N.A., a national banking association (the "Merging Bank") (the Merging Bank and the Surviving Bank are hereinafter collectively referred to as the "Constituent Banks").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Constituent Banks, Ameris Bancorp, a Georgia corporation and the sole shareholder of the Surviving Bank ("Ameris"), and Islands Bancorp, a South Carolina corporation and the sole shareholder of the Merging Bank ("Islands"), have entered into that certain Agreement and Plan of Merger dated as of August 15, 2006 (the "Holding Company Agreement"), pursuant to which Islands would be merged with and into Ameris (the "Company Merger");

     WHEREAS, the Boards of Directors of the Constituent Banks deem it advisable and for the benefit of said Constituent Banks that the Merging Bank merge with and into the Surviving Bank immediately upon, and subject to, the consummation of the Company Merger (the "Merger"); and

     WHEREAS, the Financial Institutions Code of Georgia (the "Code") authorizes the merger of a national bank and a bank organized under the Code, subject to applicable provisions of the Code and the approval of such merger by the Department of Banking and Finance of the State of Georgia (the "Department");

     NOW, THEREFORE, for and in consideration of the premises and other mutual agreements, covenants, representations and warranties contained herein, the parties hereto agree as follows:

                                       I.
                             MERGER; EFFECTIVE TIME

     1.1     Merger.  At the Effective Time, as hereinafter defined, the Merging
             ------
Bank shall be merged with and into the Surviving Bank, in accordance with the Code. The Surviving Bank shall survive the Merger, the separate existence of the Merging Bank shall cease, and the Merger shall in all respects have the effect provided for in the applicable provisions of the Code.

     1.2     Effective  Time.  Subject to the consummation of the Company Merger
             ---------------
in accordance with the Holding Company Agreement, Articles of Merger evidencing the transactions contemplated herein shall be delivered to the Department for filing in accordance with the Code.

The Merger shall be effective upon the issuance of a certificate of merger with respect thereto by the Secretary of State of the State of Georgia (the "Effective Time").

                                       II.
                       NAME OF SURVIVING BANK; ARTICLES OF
                   INCORPORATION; BYLAWS; DIRECTORS; OFFICERS

     2.1     Name  of  Surviving  Bank.  The name of the Surviving Bank shall be
             -------------------------
"American Banking Company" or such other name as the Surviving Bank shall be operating under immediately prior to the Effective Time.

     2.2     Articles  of  Incorporation of the Surviving Bank.  The Articles of
             -------------------------------------------------
Incorporation of the Surviving Bank in effect at the Effective Time shall (until further amended) continue to be the Articles of Incorporation of the Surviving Bank.

     2.3     Bylaws  of the Surviving Bank.  The Bylaws of the Surviving Bank in
             -----------------------------
effect at the Effective Time shall (until further amended) continue to be the Bylaws of the Surviving Bank.

     2.4     Directors  of  the  Surviving  Bank.  At  the  Effective  Time, the
             -----------------------------------
directors of the Merging Bank immediately prior thereto shall cease to hold office, and each director of the Surviving Bank immediately prior thereto shall remain a director of the Surviving Bank and shall thereafter hold such office for the remainder of his or her term of office and until his or her successor has been elected and qualified, or as otherwise provided in the Articles of Incorporation or the Bylaws of the Surviving Bank or by the Code. The names of such directors are set forth on Schedule 2.4 attached hereto.

     2.5     Executive  Officers  of the Surviving Bank.  At the Effective Time,
             ------------------------------------------
the executive officers of the Merging Bank immediately prior thereto shall cease to hold office, and each executive officer of the Surviving Bank immediately prior thereto shall remain an executive officer of the Surviving Bank, and each of the foregoing shall thereafter hold such office for the remainder of his or her term of office and until his or her successor has been elected or appointed and qualified, or as otherwise provided in the Articles of Incorporation or the Bylaws of the Surviving Bank or by the Code. The names of such executive officers are set forth on Schedule 2.5 attached hereto.

                                      III.
                                   SECURITIES

     The shares of the capital stock of the Constituent Banks shall be converted as follows:

     3.1     Stock  of the Surviving Bank.  At the Effective Time, each share of
             ----------------------------
the common stock of the Surviving Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding, shall be unaffected by the consummation of the Merger and shall continue to be held by Ameris.

     3.2     Stock  of  the  Merging Bank.  At the Effective Time, each share of
             ----------------------------
the common stock of the Merging Bank shall, by virtue of the Merger and without any action by the holder thereof, be extinguished.

                                       IV.
                                     GENERAL

     4.1     Approval  of  Shareholders  and  the  Department. This Agreement is
             ------------------------------------------------
subject to approval by the shareholders of the Constituent Banks and by the Department.

     4.2     Necessary  Action.  The  directors  and officers of the Constituent
             -----------------
Banks shall carry out and consummate this Agreement and shall have the power to adopt all resolutions, execute and file all documents and take all other actions that they may deem necessary or desirable for the purpose of effecting the merger of the Constituent Banks in accordance with this Agreement and the Code.

     4.3     Counterparts.  This  Agreement  may  be  executed  in  two  or more
             ------------
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts. Executed counterparts may be delivered by facsimile transmission.

                         [Signatures on following page.]

     IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be signed and delivered by its duly authorized officers, as of the date first written above.

ATTEST:                                AMERICAN BANKING COMPANY


                                       By:
-----------------------------------        -------------------------------------
Secretary                              Its:
                                           -------------------------------------


     [CORPORATE  SEAL]


ATTEST:                                ISLANDS COMMUNITY BANK, N.A.


                                       By:
-----------------------------------        -------------------------------------
Secretary                              Its:
                                           -------------------------------------


     [CORPORATE  SEAL]

                                  SCHEDULE 2.4
                                  ------------

                           DIRECTORS OF SURVIVING BANK
                           ---------------------------


Johnny W. Floyd
J. Raymond Fulp
Edwin W. Hortman, Jr.
Kenneth J. Hunnicutt
Daniel B. Jeter
Glenn A. Kirbo
Robert P. Lynch
Brooks Sheldon
Eugene M. Vereen, Jr.
Henry  C.  Wortman

                                  SCHEDULE 2.5
                                  ------------

                      EXECUTIVE OFFICERS OF SURVIVING BANK
                      ------------------------------------


President  and  CEO:                 Edwin  W.  Hortman,  Jr.

Chief  Financial  Officer:           Dennis  J.  Zember  Jr.

Executive  Vice  President:          Jon  S.  Edwards

Executive  Vice  President:          Thomas  T.  Dampier

Executive  Vice  President:          Cindi  H.  Lewis

Executive  Vice  President:          Johnny  R.  Myers

                                                                  EXHIBIT 3.5(a)
                                                                  --------------

                        LIST OF HOLDERS OF TARGET OPTIONS
                        ---------------------------------


NAME                                        NUMBER
----                                        ------

Patsy Masters                               2,500

John Perrill                                9,450

Byron Richardson                            2,000

Jimmy Mullins                               19,919

Chris Gibson                                1,000

Carol Nelson                                5,000

Jane Langford                               1,000

                                                                  EXHIBIT 3.6(a)
                                                                  --------------

                       LIST OF HOLDERS OF TARGET WARRANTS
                       ----------------------------------

NAME                                        NUMBER
----                                        ------

Paul Dunnavant                              12,051

Louis Dore                                  11,005

Stan Kirkland                               9,919

Edward McNeil                               11,005

Frank Ward                                  3,724

Frances Nicholson                           12,300

Martin Goodman                              11,204

Bruce Wyles                                 11,404

Daryl Ferguson                              19,919

Narayan Shenoy                              10,019

                                                                  EXHIBIT 3.6(b)
                                                                  --------------

                                ___________, 2006

______________________
______________________
______________________

     RE:     Warrants  for  Shares  of  Common  Stock  of  Islands  Bancorp
             --------------------------------------------------------------

Dear  ________________:

     As you know, Islands Bancorp ("Islands") has entered into an Agreement and Plan of Merger (the "Merger Agreement") with Ameris Bancorp ("Ameris") and certain of their respective subsidiaries which provides, among other things, for the merger of Islands with and into Ameris (the "Merger"). In connection with the Merger, shareholders of Islands will receive in exchange for their shares of common stock of Islands, no par value ("Islands Common Stock"), cash or shares (the "Merger Consideration") of common stock of Ameris ("Ameris Common Stock"). Pursuant to the terms of one or more warrant agreements issued to you by Islands (each a "Warrant"), you have the right to acquire _______ shares of Islands Common Stock (the "Warrant Shares") at $10.00 per share. This letter will clarify the status of your Warrants in connection with the Merger.

     The Merger Agreement provides that, upon consummation of the Merger, your Warrants will be converted into the right to receive cash or shares Ameris
Common Stock. In lieu of giving effect to the provisions of any Warrant, you hereby consent and agree that Ameris will issue to you with respect to the Warrant Shares for which your Warrants may be exercised either cash or shares of Ameris Common Stock as set forth in Section 3.6 of the Merger Agreement.

     You must make your election to receive cash or shares of Ameris Common Stock no later than ____________, 2006 on the form attached hereto as Exhibit A.
                                                                      ---------
Pursuant to the Merger Agreement, if you do not make an election by this date, you will be deemed to have made a default election to receive cash for 50% of your Warrant Shares and Ameris Common Stock for 50% of your Warrant Shares.

     Please acknowledge your agreement with the terms of this letter by signing where indicated below. By signing hereunder, you agree and acknowledge that your consent to receive cash or Ameris Common Stock for your Warrants is irrevocable and that, upon the consummation of the Merger, all Warrants held by you on the Closing Date shall be cancelled, and all rights thereunder shall cease to exist except as provided in this letter.

                                        Sincerely,

                                        Ameris  Bancorp

                       [ACKNOWLEDGEMENT ON FOLLOWING PAGE]

                        ACKNOWLEDGMENT OF WARRANT HOLDER

Warrant  Holder  acknowledges  and  agrees  to the terms this letter from Ameris
Bancorp  as  of  this  _____  day  of  _______,  2006.


------------------------------
(Warrant  Holder)

                                    EXHIBIT A

                            FORM OF WARRANT ELECTION

Pursuant to Section 3.6 of the Merger Agreement, I hereby elect to receive in exchange for each of my Warrants:

     [_] (a) cash in an amount equal to (i) the aggregate number of Warrant Shares for which my Warrants may be exercised, multiplied by (ii) the difference between (A) the Target Stock Price (as defined in the Merger Agreement) and (B) the exercise price for each Warrant Share; or
                                                                             --

     [_] (b) a number of shares of Ameris Common Stock equal to (i) the aggregate number of Warrant Shares for which my Warrant may be exercised, multiplied by (ii) the quotient obtained by dividing (A) the difference between (1) the Target Stock Price (as defined in the Merger Agreement) and
     (2) the exercise price for each Warrant Share, by (B) the Average Market Price (as defined in the Merger Agreement).


                                        WARRANT HOLDER


                                        ----------------------------------
                                        Signature

                                        Name:
                                             -----------------------------

                                        Date:
                                             -----------------------------

                                                                    EXHIBIT 7.10
                                                                    ------------


                               AFFILIATE AGREEMENT
                               -------------------


Ameris Bancorp
24 2nd Avenue, S.E.
Moultrie, Georgia 31768
Attention: President

Ladies  and  Gentlemen:

     The undersigned is a shareholder of Islands Bancorp ("Target"), a South Carolina corporation, and will become a shareholder of Ameris Bancorp ("Purchaser") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of August 15, 2006 (the "Agreement"), by and between Target and Purchaser and certain of their respective subsidiaries. Under the terms of the Agreement, Target will be merged into and with Purchaser (the "Merger"), and the shares of the no par value common stock of Target ("Target Common Stock") will be converted into and exchanged for cash or shares of the $1.00 par value common stock of Purchaser ("Purchaser Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Purchaser regarding certain rights and obligations of the undersigned in connection with the shares of Purchaser Common Stock to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and Purchaser hereby agree as follows:

     1.     AFFILIATE STATUS.  The undersigned understands and agrees that as to
            ----------------
Target the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission
("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

     2.     COVENANTS  AND  WARRANTIES  OF  UNDERSIGNED.  The  undersigned
            -------------------------------------------
represents,  warrants  and  agrees  that:

          (a) The Purchaser Common Stock received by the undersigned as a result of the Merger will be taken for his or her own account and not for others, directly or indirectly, in whole or in part.

          (b) Purchaser has informed the undersigned that any distribution by the undersigned of Purchaser Common Stock has not been registered under the 1933 Act and that shares of Purchaser Common Stock received pursuant to the Merger can only be sold by the undersigned (i) following registration under the 1933 Act, or (ii) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (iii) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Purchaser is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Purchaser Common Stock.

     3.     RESTRICTIONS  ON  TRANSFER.
            --------------------------

          (a) The undersigned understands and agrees that stop transfer instructions with respect to the shares of Purchaser Common Stock received by the undersigned pursuant to the Merger will be given to Purchaser's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless
          (i) covered by an effective registration statement under the Securities Act of 1933, as amended, (ii) in accordance with
          (x) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Purchaser) or (y) Rule
                            ---
          144 (in the case of shares issued to an individual who is an affiliate of Purchaser) of the Rules and Regulations of such Act, or (iii) in accordance with a legal opinion satisfactory to counsel for Purchaser that such sale or transfer is otherwise exempt from the registration requirements of such Act."

          (b) Such legend will also be placed on any certificate representing Purchaser securities issued subsequent to the original issuance of the Purchaser Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Purchaser Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Purchaser Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Purchaser, upon the request of the undersigned, will cause the certificates representing the shares of Purchaser Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Purchaser of an opinion of its counsel to the effect that such legend may be removed.

     4.     UNDERSTANDING  OF RESTRICTIONS ON DISPOSITIONS.  The undersigned has
            ----------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of Purchaser Common Stock received by the undersigned in connection with the Merger, to the extent he or she believes necessary, with his or her counsel or counsel for Target.

     5.     FILING  OF  REPORTS BY PURCHASER.  Purchaser agrees, for a period of
            --------------------------------
three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Purchaser Common Stock issued to the undersigned pursuant to the Merger.

     6.     TRANSFER  UNDER  RULE 145(D).  If the undersigned desires to sell or
            ----------------------------
otherwise transfer the shares of Purchaser Common Stock received by him or her in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the Transfer Agent for Purchaser Common Stock, together with such additional information as the Transfer Agent may reasonably request. If Purchaser's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Purchaser shall cause such counsel, at Purchaser's expense, to provide such opinions as may be necessary to Purchaser's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

     7.     ACKNOWLEDGMENTS.  The  undersigned  recognizes  and  agrees that the
            ---------------
foregoing provisions also apply with respect to Target Common Stock held by, and Purchaser Common Stock issued in connection with the Merger to, (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity, and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

     8.     MISCELLANEOUS.  This  Affiliate  Agreement is the complete agreement
            -------------
between Purchaser and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

                           [SIGNATURES ON NEXT PAGE.]

     This Affiliate Agreement is executed as of the ____ day of _________________, 2006.

                                        Very  truly  yours,


                                        ----------------------------
                                        Signature


                                        ----------------------------
                                        Print  Name


                                        ----------------------------
                                        ----------------------------
                                        ----------------------------
                                        ----------------------------
                                        Address

                                        ----------------------------
                                        Telephone  No.


AGREED  TO  AND  ACCEPTED  as  of
____________________,  2006

AMERIS  BANCORP

By:
    --------------------------
Its:
    --------------------------

                                                                    EXHIBIT 7.14
                                                                    ------------

                          SHAREHOLDER VOTING AGREEMENT
                          ----------------------------

     This SHAREHOLDER VOTING AGREEMENT (the "Agreement") is entered into as of _________ 2006, by and among AMERIS BANCORP, a Georgia corporation ("Ameris"), and ____________________ (each a "Shareholder" and collectively the "Shareholders").
                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, as of the date hereof, each Shareholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition
of) and to vote (or to direct the voting of) the number of shares of common stock, no par value per share (the "Common Stock"), of Islands Bancorp (the "Company"), set forth opposite such Shareholder's name on Schedule I hereto (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by any Shareholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the "Subject Shares");

     WHEREAS, Ameris and the Company and certain of their respective subsidiaries propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, the Company will merge with and into Ameris (the "Merger"); and

     WHEREAS, as a condition to the willingness of Ameris to enter into the Merger Agreement, and as an inducement and in consideration therefor, each Shareholder is executing this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

     Section 1.2     Other Definitions.  For purposes of this Agreement:

     (a) "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this Agreement, with respect to each Shareholder, the term "Affiliate" shall not include the Company and the Persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

     (c) "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

     (d) "Representative" means, with respect to any particular Person, any director, officer, employee, accountant, consultant, legal counsel, investment banker, advisor, agent or other representatives of such Person.

                                   ARTICLE II
                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     Section 2.1 Agreement to Vote the Subject Shares. Each Shareholder, in his or her capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the Company's shareholders, however called, or in connection with any written consent of the Company's shareholders, such Shareholder shall vote (or cause to be voted) its Subject Shares (x) in favor of the approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any Shareholder contained in this Agreement, and (z) except with the written consent of Ameris, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (i) any Takeover Proposal; and (ii) (A) any change in the persons who constitute the board of directors of the Company that is not approved in advance by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved); (B) any material change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action or proposal involving the Company or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Shareholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

     Section 2.2 Grant of Irrevocable Proxy. Each Shareholder hereby appoints Ameris and any designee of Ameris, and each of them individually, as such Shareholder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of each Shareholder under this Agreement. The Shareholders shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

     Section 2.3 Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by each Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Shareholder. The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

                                   ARTICLE III
                                    COVENANTS

     Section 3.1     Generally.

     (a) Except for pledges in existence as of the date hereof, each Shareholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares; provided, however, that any Shareholder may Transfer any or all of its Subject Shares to any other Shareholder and may pledge or encumber any Subject Shares so long as such pledge or encumbrance would not impair any Shareholder's ability to perform its obligations under this Agreement; or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

     (b) In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term "Subject Shares" shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

     Section 3.2 Standstill Obligations of Shareholders. Each Shareholder, jointly and severally, covenants and agrees with Ameris that, during the Voting
Period:

     (a) such Shareholder shall not, nor shall such Shareholder permit any controlled Affiliate of such Shareholder to, nor shall such Shareholder act in concert with or permit any controlled Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that shareholders of the Company vote in favor of the Merger and the Merger Agreement and otherwise as expressly provided by
Article  II  of  this  Agreement;

     (b) such Shareholder shall not, nor shall such Shareholder permit any controlled Affiliate of such Shareholder to, nor shall such Shareholder act in concert with or permit any controlled Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by Article II of this Agreement; and

     (c) such Shareholder shall not, and shall direct its Representatives not to, directly or indirectly, through any officer, director, agent or otherwise, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any Person, other than Ameris, relating to any Takeover Proposal, other than in compliance with the terms of the Merger Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

     Each Shareholder hereby represents and warrants, severally and not jointly, to Ameris as follows:

     Section 4.1 Due Organization, etc. Such Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     Section 4.2 Ownership of Shares. Schedule I sets forth, opposite such Shareholder's name, the number of shares of Common Stock over which such Shareholder has record and beneficial ownership as of the date hereof. As of the date hereof, such Shareholder is the lawful owner of the shares of Common Stock denoted as being owned by such Shareholder on Schedule I and has the sole power to vote (or cause to be voted) such shares of Common Stock. Except as set forth on such Schedule I, neither such Shareholder nor any Affiliate of such Shareholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. Such Shareholder has good and valid title to the Common Stock denoted as being owned by such Shareholder on Schedule I, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement or as could not reasonably be expected to impair such Shareholder's ability to perform its obligations under this Agreement.

     Section 4.3 No Conflicts. (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and
(ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of such Shareholder, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of its Subject Shares or assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair such Shareholder's ability to perform its obligations under this Agreement.

     Section 4.4 Reliance by Ameris. Such Shareholder understands and acknowledges that Ameris is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Shareholder.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF AMERIS

     Ameris hereby represents and warrants to the Shareholders as follows:

     Section 5.1 Due Organization, etc. Ameris is a company duly organized and validly existing under the laws of the jurisdiction of its incorporation. Ameris has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Ameris have been duly authorized by all necessary action on the part of Ameris.

     Section 5.2 Conflicts. (i) No filing with any governmental authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Ameris and the consummation by Ameris of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Ameris, the consummation by Ameris of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Ameris, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Ameris is a party or by which Ameris or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as could not reasonably be expected to impair Ameris's ability to perform its obligations under this Agreement.

     Section 5.3 Reliance by the Shareholders. Ameris understands and acknowledges that the Shareholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Ameris.

                                   ARTICLE VI
                                   TERMINATION

     Section 6.1 Termination. This Agreement shall terminate, become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Ameris and the Shareholders, (ii) the Effective Time, (iii) the date of termination of the Merger Agreement in accordance with its terms, and (iv) the date of any modification, waiver or amendment to the Merger Agreement in a manner that reduces either the Stock Consideration or the Cash Consideration; provided, however, that termination of this Agreement shall not prevent any
--------   -------
party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement. Notwithstanding the foregoing, Section 7.1 and Sections 7.5 through 7.16, inclusive, of this Agreement shall survive the termination of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1 Appraisal Rights. To the extent permitted by applicable law, each Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

     Section 7.2 Publication. Each Shareholder hereby permits Ameris to publish and disclose in the Proxy Statement/Prospectus (including, without limitation, all documents and schedules filed with the Securities and Exchange Commission) his or her identity and ownership of shares of Common Stock and the nature of his or her commitments, arrangements and understandings pursuant to this Agreement; provided, however, that such publication and disclosure is subject in all cases to the prior review and comment by the Company and its advisors.

     Section 7.3 Affiliate Letters. Each Shareholder agrees to execute an affiliate agreement, as soon as practicable after the date hereof, in substantially the form attached as Exhibit 7.10 to the Merger Agreement.

     Section 7.4 Further Actions. Each of the parties hereto agrees to use its, his or her reasonable best efforts to do all things necessary to effectuate this Agreement.

     Section 7.5 Fees and Expenses. Each of the parties shall be responsible for its, his or her own fees and expenses in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

     Section 7.6 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its, his or her obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its, his or her right to exercise any such or other right, power or remedy or to demand such compliance.

     Section 7.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

     Section 7.8 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (with confirmation) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

     If to Ameris, addressed to it at:

               Ameris Bancorp
               24 2nd Avenue, S.E.
               Moultrie, Georgia 31768
               Telecopy Number: (229) 890-2235
               Attention: President

     with a copy to:

               Rogers & Hardin LLP
               2700 International Tower, Peachtree Center
               229 Peachtree Street, N.E.
               Atlanta, Georgia 30303
               Telecopy Number: (404) 525-2224
               Attention: Steven E. Fox, Esq.

     If to Target, addressed to:



     with a copy to:



     Section 7.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 7.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section 7.11 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     Section 7.13 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Ameris may assign and transfer its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Ameris.

     Section 7.14 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 7.15     Governing Law; Consent to Jurisdiction; Waiver of Trial by
Jury.

     (a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of South Carolina, without regard to the application of South Carolina principles of conflicts of laws.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15(c).

     Section 7.16 Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [signature page follows]

     IN WITNESS WHEREOF, Ameris has caused this Agreement to be duly executed, and each Shareholder has duly executed this Agreement, all as of the day and year first above written.

                                        AMERIS  BANCORP


                                        By:
                                            -----------------------------
                                        Name:
                                              ---------------------------
                                        Title:
                                               --------------------------

                                        [NAMES  OF  SHAREHOLDERS]

                                                                  EXHIBIT 8.2(d)
                                                                  --------------

                   MATTERS AS TO WHICHTARGET COUNSELWILL OPINE
                   -------------------------------------------

     1. Target is a corporation duly organized and validly existing under the laws of the State of South Carolina with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

     2. Target Bank is a national bank duly organized and validly existing under the laws of the United States of America with all requisite power and authority to conduct its business as described in the Proxy Statement and to own and use its Assets. The deposits of Target Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

     3. Target's authorized shares consist of _________________ shares of Common Stock, no par value per share, of which _________________ shares were outstanding as of ___________, 2006, and _________________ shares of Preferred Stock, _________________ of which were outstanding as of _______________, 2006.
The outstanding shares of Target Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our knowledge, except for Target Options and as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target to issue equity securities or acquire its equity securities.

     4. Target owns directly or indirectly all the issued and outstanding shares of the capital stock of Target Bank. To our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Target Bank to issue equity securities or acquire its equity securities.

     5. The execution and delivery by Target of the Agreement do not, and if Target were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Target or the Articles of Association or Bylaws of Target Bank or, to our knowledge, result in any breach of, or default or acceleration under, any Material Contract or Order to which Target or Target Bank is a party or by which Target or Target Bank is bound.

     6. The execution and delivery by Target Bank of the Bank Merger Agreement do not, and if Target Bank were now to perform its obligations under the Bank Merger Agreement such performance would not, result in any violation of the Articles of Incorporation,
Articles of Association or Bylaws of either Target Bank or, to our knowledge, result in any breach of, or default or acceleration under, any Material Contract or Order to which Target Bank is a party or by which Target Bank is bound.

     7. Target has duly authorized the execution and delivery of the Agreement and all performance by Target thereunder and has duly executed and delivered the Agreement.

     8.     The  Agreement  is  enforceable  against  Target.

     9. Target Bank has duly authorized the execution and delivery of the Bank Merger Agreement and all performance by it thereunder and has duly executed and delivered the Bank Merger Agreement.

     10.     The  Bank  Merger  Agreement  is  enforceable  against Target Bank.

                                                                  EXHIBIT 8.2(f)
                                                                  --------------

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT
                  --------------------------------------------

     THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (the "Agreement") is made and entered into as of the ______ day of _____________, 2006 by and between AMERIS BANCORP, a Georgia corporation ("Ameris"), and [NAME OF DIRECTOR], an individual resident of the State of ________ ("Director").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of August 15, 2006 between Ameris and Islands Bancorp ("Islands") and certain of their respective subsidiaries, Ameris and Islands have agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to a strategic combination of Ameris and Islands, and the shareholders of Islands will receive a combination of cash and shares of Ameris Common Stock in exchange for their shares of the common stock of Islands (the "Merger");

     WHEREAS, prior to the Merger, Islands was, and after the Merger, Ameris will continue to be, in the business of owning and operating financial institutions engaged in the business of banking, including, without limitation, the solicitation of time and demand deposits and the making of residential, consumer, commercial and corporate loans;

     WHEREAS, Director is currently a shareholder and director of Islands, has heretofore been responsible for overseeing the management of the business of Islands, and has knowledge of the trade secrets, customer information and other confidential and proprietary information of Islands and its subsidiary;

     WHEREAS, the execution of this Agreement is contemplated by the Merger Agreement, to which this Agreement is attached as Exhibit 8.2(g);

     WHEREAS, in order to protect the goodwill of the business of Islands and the other value to be acquired by Ameris pursuant to the Merger Agreement, for which Ameris is paying substantial consideration, Ameris and Director have agreed that Ameris' obligation to consummate the transactions contemplated by the Merger Agreement are subject to the condition, among others, that Director shall have entered into this Agreement;

     WHEREAS, Director acknowledges that the provisions of this Agreement are reasonable and necessary to protect the legitimate interest of Ameris and the business and goodwill acquired by it pursuant to the Merger Agreement; and

     WHEREAS, in order to induce Ameris to consummate the Merger and the other transactions contemplated by the Merger Agreement, Director is willing to enter into this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

     1.     DEFINITIONS.  As  used  in  this  Agreement,  terms  defined  in the
            -----------
preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

          (a) "Ameris Market" shall mean the geographic area within a radius of fifty (50) miles of the main office of Islands Community Bank, N.A., located at 2348 Boundary Street, Beaufort, South Carolina 29902.

          (b) "Competitive Business" shall mean any Person engaged in the business of banking, including, without limitation, the solicitation of time and demand deposits and the making of residential, consumer, commercial and corporate loans.

          (c) "Confidential Information" shall mean all client and vendor lists, marketing arrangements, business plans, projections, financial information, training manuals, pricing manuals, product development plans, market strategies, internal performance statistics and other competitively sensitive information concerning Ameris, Islands and their respective subsidiaries which is material to Ameris and Islands and not generally known by the public, other than Trade Secrets, whether or not in written or tangible form.

          (d) "Key Employee" shall mean any Person who is employed in a management, executive, supervisory, training, marketing or sales capacity for another Person.

          (e) "Person" shall mean any individual, corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity.

          (f) "Restricted Period" shall mean the period from the date hereof until the first (1st) anniversary of the Effective Time (as defined in the Merger Agreement).

          (g) "Trade Secrets" shall mean Trade Secrets, as defined in the Georgia Trade Secrets Act, and shall include, without limitation, the whole or any portion or phase of any technical information, designs, processes, procedures or improvements that are valuable and not generally known to the competitors of Ameris or Islands, whether or not in written or tangible form.

     2.     NO  COMPETING  BUSINESS.  Director  hereby  agrees  that  during the
            -----------------------
Restricted Period, except as permitted by Section 5 of this Agreement, Director will not, directly or indirectly, render any services to, or serve in a capacity with, any Competitive Business in the Ameris Market that is substantially similar or identical to the services which he performed for, or the capacity in which he served, Islands at any time during the two years prior to the date of this Agreement, without regard to (a) whether the Competitive Business has its office or other business facilities within the Ameris Market, or (b) whether Director resides or reports to an office within the Ameris Market.

     3.     NO  SOLICITATION.
            ----------------

     3.1 Director hereby agrees that during the Restricted Period, except as permitted by Section 5 of this Agreement, Director will not, directly or indirectly, solicit, divert or take away the business of any customer of Ameris Bancorp or American Banking Company within the Ameris Market.

     3.2 Director hereby agrees that during the Restricted Period, except as permitted by Section 5 of this Agreement, Director will not, directly or indirectly, recruit, solicit or otherwise induce or influence any Key Employee of Ameris Bancorp or American Banking Company to discontinue such employment or agency relationship.

     4.     NO  DISCLOSURE  OF  PROPRIETARY  INFORMATION.
            --------------------------------------------

     4.1 Director hereby agrees that he will not directly or indirectly disclose to anyone, or use or otherwise exploit for his own benefit or for the benefit of anyone other than Ameris and Islands and their respective subsidiaries, any Trade Secrets for as long as they remain Trade Secrets, except as permitted by Section 5 of this Agreement.

     4.2 Director hereby agrees that, during the Restricted Period, he will not directly or indirectly disclose to anyone, or use or otherwise exploit for Director's own benefit or for the benefit of anyone other than Ameris and Islands and their respective subsidiaries, any Confidential Information, except as permitted by Section 5 of this Agreement.

     5.     PERMITTED  ACTIVITIES.  The  restrictions set forth in Sections 2, 3
            ---------------------
and 4 of this Agreement shall not apply to actions taken by Director during the time he is employed by Ameris or Islands or any of their respective subsidiaries to the extent, but only to the extent, that such actions are expressly approved by the Board of Directors of Ameris.

     6.     REPRESENTATIONS  AND  WARRANTIES.  Director  represents and warrants
            --------------------------------
that this Agreement constitutes the legal, valid and binding obligation of Director, enforceable against him in accordance with its terms. Director represents and warrants that he has no right, title, interest or claim in, to or under any Trade Secrets or Confidential Information.

     7.     WAIVERS.  Ameris  will  not  be  deemed as a consequence of any act,
            -------
delay, failure, omission, forbearance or other indulgences granted from time to time by Ameris or for any other reason (a) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (b) to have modified, changed, amended, terminated, rescind, or superseded any of the terms of this Agreement.

     8.     INJUNCTIVE  RELIEF.  Director acknowledges (a) that any violation of
            ------------------
this Agreement will result in irreparable injury to Ameris; (b) that damages at law would not be reasonable or adequate compensation to Ameris for violation of this Agreement; and (c) that Ameris shall be entitled to have the provisions of this Agreement specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to an equitable accounting of all earnings, profits and other benefits arising out of any such violation.

     9.     NOTICES.  All  notices and other communications under this Agreement
            -------
shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     To Ameris:

          Ameris Bancorp
          24 2nd Avenue, SE
          Moultrie, Georgia 31768
          Fax No. (229) 890-2235
          Attn: Chief Executive Officer

     with a copy (which shall not constitute notice to Ameris) to:

          Rogers & Hardin LLP
          2700 International Tower, Peachtree Center
          229 Peachtree Street, N.E.
          Atlanta, Georgia 30303
          Fax No.: (404) 525-2224
          Attn: Steven E. Fox, Esq.

     To Director:

          [NAME]
          [ADDRESS AND FAX NUMBER]

All such notices and communications shall be deemed received upon (a) actual receipt thereof by the addressee; (b) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt; or (c) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above; provided, however, that such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

     10.     SUCCESSORS  IN INTEREST.  This Agreement shall be binding upon, and
             -----------------------
shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns, and any reference to a party hereto shall also be a reference to any such heir, legal representative, successor or assign.

     11.     NUMBER;  GENDER.  Whenever  the  context  so requires, the singular
             ---------------
number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

     12.     CAPTIONS.  The  titles and captions contained in this Agreement are
             --------
inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

     13.     CONTROLLING  LAW;  CONSENT  TO  JURISDICTION.
             --------------------------------------------

     13.1 This Agreement, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the application of Georgia principles of conflicts of laws.

     13.2 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Georgia State court, or Federal court of the United States of America, sitting in Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by law, in such Federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Georgia State or Federal court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Georgia State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     14.     INTEGRATION;  AMENDMENT.  This Agreement and the documents executed
             -----------------------
pursuant hereto or in connection herewith supersede all negotiations, agreements and understandings among the parties with respect to the subject matter hereof and constitutes the entire agreement among the parties hereto. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

     15.     SEVERABILITY.  Any  provision  hereof  which  is  prohibited  or
             ------------
unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect. In the event that any provision of this Agreement should ever be deemed to exceed the time, geographic, product or service or any other limitations permitted by applicable law, then such provision shall be deemed reformed to the maximum extent permitted by applicable law.

     16.     COUNTERPARTS.  This  Agreement  may  be  executed  in  two  or more
             ------------
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts. Executed counterparts of this Agreement may be delivered via facsimile transmission.

     17.     ENFORCEMENT  OF  CERTAIN  RIGHTS.  Nothing  expressed or implied in
             --------------------------------
this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, and their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such person being deemed a third party beneficiary of this Agreement.

     18.     ATTORNEYS'  FEES.  If  either party hereto brings any action, suit,
             ----------------
counterclaim, appeal or arbitration for any relief against the other party hereto, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party in such action shall be entitled to payment of its reasonable attorneys' fees and costs incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling, or award (collectively, a "Decision") granted therein, all of which shall be deemed to have accrued on the date of commencement of such Action. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such Decision.

                             [SIGNATURES NEXT PAGE]

     IN WITNESS WHEREOF, Director has duly executed and delivered this Agreement, and Ameris has caused this Agreement to be duly executed and delivered on its behalf by an officer thereunto duly authorized, all as of the date first above written.


                                        ----------------------------------------
                                        [NAME  OF  DIRECTOR]


                                        AMERIS  BANCORP


                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------

                                                                  EXHIBIT 8.3(d)
                                                                  --------------

                MATTERS AS TO WHICH PURCHASER COUNSEL WILL OPINE
                ------------------------------------------------

     1. Purchaser is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets.

     2. Purchaser Bank is a corporation duly organized and validly existing under the laws of the State of Georgia with corporate power and authority (a) to conduct its business as described in the Proxy Statement and (b) to own and use its Assets. The deposits of Purchaser Bank are insured by the Federal Deposit Insurance Corporation to the extent provided by law.

     3. Purchaser's authorized shares consist of 30,000,000 shares of Common Stock, $1.00 par value per share, of which ________________ shares were outstanding as of ____________, 2006, and 5,000,000 shares of Preferred Stock, none of which were outstanding as of _______________, 2006. The outstanding shares of Purchaser Common Stock have been duly authorized and validly issued, were not issued in violation of any statutory preemptive rights of shareholders, and are fully paid and nonassessable. To our knowledge, except as Previously Disclosed, there are no options, subscriptions, warrants, calls, rights or commitments obligating Purchaser to issue equity securities or acquire its equity securities. The shares of Purchaser Common Stock to be issued to the shareholders of Target upon consummation of the Merger have been registered under the 1933 Act, and when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable.

     4. The execution and delivery by Purchaser of the Agreement do not, and if Purchaser were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Purchaser or, to our knowledge, result in any breach of, or default or acceleration under, any Material Contract or Order to which Purchaser is a party or by which Purchaser is bound.

     5. The execution and delivery by Purchaser Bank of the Bank Merger Agreement do not, and if Purchaser Bank were now to perform its obligations under the Bank Merger Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Purchaser Bank or, to our knowledge, result in any breach of, or default or acceleration under, any Material Contract or Order to which Purchaser Bank is a party or by which Purchaser Bank is bound.

     6. Purchaser has duly authorized the execution and delivery of the Agreement and all performance by Purchaser thereunder and has duly executed and delivered the Agreement.

     7.     The  Agreement  is  enforceable  against  Purchaser.

     8. Purchaser Bank has duly authorized the execution and delivery of the Bank Merger Agreement and all performance by Purchaser Bank thereunder and has duly executed and delivered the Bank Merger Agreement.

     9.     The  Bank  Merger  Agreement  is enforceable against Purchaser Bank.


                                       -2-